     As filed with the Securities and Exchange Commission on March 30, 1999

                                           Registration Statement No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

FIRST SECURITY CORPORATION                               DELAWARE                           87-6118148
FIRST SECURITY CAPITAL II                                DELAWARE                           87-6243305
FIRST SECURITY CAPITAL III                               DELAWARE                           87-6243306
FIRST SECURITY CAPITAL IV                                DELAWARE                           87-6243307
FIRST SECURITY CAPITAL V                                 DELAWARE                           87-6243308
(Exact name of each Registrant as specified              (State or other jurisdiction of    (I.R.S. Employer
in its charter)                                          incorporation or organization)     Identification
                                                                                            Number)

                            ------------------------

                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH 84111
                                 (801) 246-5976
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)
                            ------------------------

                                 BRAD D. HARDY
                            EXECUTIVE VICE PRESIDENT
                          AND CHIEF FINANCIAL OFFICER
                           FIRST SECURITY CORPORATION
                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH 84111
                                 (801) 246-5976
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   Copies to:

          A. ROBERT THORUP, ESQ.                       LEE MEYERSON, ESQ.
          RAY, QUINNEY & NEBEKER                   SIMPSON THACHER & BARTLETT
           79 SOUTH MAIN STREET                       425 LEXINGTON AVENUE
        SALT LAKE CITY, UTAH 84111               NEW YORK, NEW YORK 10017-3954
        TELEPHONE: (801) 532-1500                  TELEPHONE: (212) 455-2000
        FACSIMILE: (801) 532-7543                  FACSIMILE: (212) 455-2502

                            ------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective as determined by market conditions and other factors.
                            ------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                                   (Continued on following page)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Continued from previous page)

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                                          Proposed Maximum
  Title of Each Class of           Amount to be               Proposed Maximum           Aggregate Offering
Securities to be Registered      Registered(2)(3)       Aggregate Price Per Security       Price(2)(3)(4)
---------------------------------------------------------------------------------------------------------------
  Capital Securities of the
    Trusts(1)
  Guarantees of First
    Security Corporation of
    Capital Securities
    issued by the Trusts
    and certain back-up
    obligations(6)
  Junior Subordinated
    Debentures of First
    Security Corporation(7)
  Total...................         $500,000,000                    (2)                      $500,000,000
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------  -------------------------
---------------------------  -------------------------

  Title of Each Class of             Amount of
Securities to be Registered     Registration Fee(5)
---------------------------  -------------------------
  Capital Securities of the
    Trusts(1)
  Guarantees of First
    Security Corporation of
    Capital Securities
    issued by the Trusts
    and certain back-up
    obligations(6)
  Junior Subordinated
    Debentures of First
    Security Corporation(7)
  Total...................           $139,000
--------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) The "Trusts" refers to First Security Capital II, First Security Capital III, First Security Capital IV and First Security Capital V.

(2) Pursuant to General Instruction II.D to Form S-3, the Amount to be Registered, Proposed Maximum Aggregate Price Per Security and Proposed Maximum Aggregate Offering Price has been omitted for each class of securities but has been listed for the aggregate amount of all securities registered hereby.

(3) If any securities are issued at an original issue discount, then such greater amount as shall result in aggregate proceeds of $500,000,000.

(4) The amount in the table has been estimated solely for calculating the registration fee.

(5) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(6) Includes the rights of holders of the Capital Securities under any Guarantees and certain back-up undertakings, comprised of the obligations of First Security Corporation to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of each of the Trusts, other than with respect to the Capital Securities and Common Securities of such Trust, and such obligations of First Security Corporation as set forth in the Amended and Restated Declaration of Trust of each Trust and the Indenture, in each case as further described in the Registration Statement. The Guarantees, when taken together with First Security Corporation's obligations under the related Junior Subordinated Debentures, the Indenture and the related Amended and Restated Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by First Security Corporation of payments due on the Capital Securities. No separate consideration will be received for any Guarantees or any such back-up obligations.

(7) The Junior Subordinated Debentures to be issued by First Security Corporation and which are covered by this Registration Statement will be purchased by the applicable Trust with the proceeds of the sale of the corresponding series of Capital Securities. The Junior Subordinated Debentures may be distributed later, without additional consideration, to the holders of each applicable series of Capital Securities of each of the Trusts if the respective Trusts are dissolved and their assets are distributed to the respective holders of such Capital Securities.

                            ------------------------

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                                EXPLANATORY NOTE

     This Registration Statement contains (1) a prospectus (the "Prospectus") relating to capital securities (the "Capital Securities") which may be offered by First Security Capital II, First Security Capital III, First Security Capital IV and First Security Capital V, the related guarantees (the "Guarantees") by First Security Corporation of the Capital Securities and the Junior Subordinated Debentures of First Security Corporation and (2) a supplement to the Prospectus (the "Prospectus Supplement") relating to the Capital Securities, the Guarantees and the Junior Subordinated Debentures.

     The Prospectus Supplement has been filed as part of this Registration Statement because First Security Corporation expects that an offering of a series of Capital Securities and related Guarantee will commence promptly upon the effectiveness of this Registration Statement. Additional supplements to the Prospectus will be filed with the Securities and Exchange Commission, pursuant to Rule 424(b) under the Securities Act, following the effectiveness of this Registration Statement as required.

                SUBJECT TO COMPLETION, DATED              , 1999

PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated      , 1999)
                               $
                          FIRST SECURITY(R) CAPITAL II

                                    SKIS(SM)
                       % SUBORDINATED CAPITAL INCOME SECURITIES
                 (Liquidation amount $25 per Capital Security) fully and unconditionally guaranteed, to the extent set forth herein, by

                       [FIRST SECURITY CORPORATION LOGO]

MATURITY DATE:       , 2029.

DISTRIBUTIONS:       Quarterly, beginning
                               , 1999.

PAYABLE:             Distributions may be postponed
                     for up to five years but not
                     past the maturity date.

SUBORDINATION:       The Capital Securities are
                     effectively subordinated to
                     all existing and future senior
                     debt of First Security
                     Corporation and all
                     liabilities of its
                     subsidiaries.

LISTING:       New York Stock Exchange under the
               ticker symbol      .

ISSUER:        First Security Capital II, which is
               issuing the Capital Securities,
               will have no assets other than
               Junior Subordinated Debentures
               issued by First Security
               Corporation. These debentures will
               have essentially the same terms as
               the Capital Securities. As a
               result, First Security Capital II
               can only make payments on the
               Capital Securities if First
               Security Corporation first makes
               payments on the Junior Subordinated
               Debentures.

 Investing in the Capital Securities involves risks. Risk Factors begin on page
                                      S-7.

These securities are not deposits or other obligations of a bank. They are not insured by the FDIC or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                       ----------------------------------

                                                              PER CAPITAL SECURITY      TOTAL
                                                              --------------------      -----
Public offering price.......................................       $25                    $
Underwriting commissions....................................    see below             see below
Proceeds to the Trust.......................................       $25                    $

First Security Corporation will pay underwriting commissions of $     per
Capital Security, which total $          or $          if the over-allotment
option, described below, is exercised in full.

Any accrued distributions on the Capital Securities from             , 1999
should be added to the Public Offering Price.

First Security Corporation and First Security Capital II have granted the
Underwriters a 30 day option to purchase up to $          additional aggregate
liquidation amount of Capital Securities on the same terms and conditions as set forth above solely to cover over-allotments, if any. Lehman Brothers expects the Capital Securities to be ready for delivery in book-entry form only through The
Depository Trust Company on or about             , 1999.
                       ----------------------------------

LEHMAN BROTHERS                                        FIRST SECURITY VAN KASPER

          , 1999

"SKIS" is a service mark owned by Lehman Brothers Inc.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THE PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

       PROSPECTUS SUPPLEMENT
                                      PAGE
                                      ----
About This Prospectus Supplement....   S-2
Summary Information Q&A.............   S-3
Risk Factors........................   S-7
Forward-Looking Statements..........   S-9
First Security......................  S-10
The Trust...........................  S-10
Use of Proceeds.....................  S-12
Accounting Treatment................  S-12
Regulatory Treatment................  S-12
Capitalization......................  S-13
Selected Consolidated Financial
  Data..............................  S-14
Certain Terms of the Capital
  Securities........................  S-16
Certain Terms of the Junior
  Subordinated Debentures...........  S-22
Relationship Among the Capital
  Securities, the Junior
  Subordinated Debentures and the
  Guarantee.........................  S-26
Certain United States Federal Income
  Tax Consequences..................  S-28
ERISA Considerations................  S-33
Underwriting........................  S-36
             PROSPECTUS               PAGE
                                      ----
About this Prospectus...............     1
Where You Can Find More Information
  About First Security..............     2
Summary.............................     3
First Security......................     4
The Trusts..........................     4
Use of Proceeds.....................     6
Ratio of Earnings to Fixed Charges
  and Ratio of Earnings to Combined
  Fixed Charges and Preferred Stock
  Dividends.........................     6
Description of the Preferred
  Securities........................     7
Description of the Guarantees.......    14
Description of the Junior
  Subordinated Debentures...........    18
Book-Entry Issuance.................    27
ERISA Matters.......................    30
Plan of Distribution................    30
Legal Opinions......................    31
Experts.............................    32

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     This prospectus supplement and the attached prospectus contain information about First Security Corporation, First Security Capital II, the Capital Securities and certain related matters. They also refer to information contained in other documents filed by First Security Corporation with the Securities and Exchange Commission (which we refer to as the "SEC"). References to this prospectus supplement or the prospectus also mean the information contained in such other documents filed with the SEC. If this prospectus supplement is inconsistent with the prospectus, you should rely on this prospectus supplement.

     When we refer to "First Security" in this prospectus supplement, we mean First Security Corporation. When we refer to the "Trust" in this prospectus supplement, we mean "First Security Capital II". When we use the term "we", we mean both First Security and the Trust.

     You should rely only on the information contained in this document or in the documents to which we refer you. We and the underwriters have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the prospectus is accurate as of any date other than the date on the front of these documents.

                            SUMMARY INFORMATION Q&A

     This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the Capital Securities. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand fully the terms of the Capital Securities and the related Guarantees and Junior Subordinated Debentures, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the Capital Securities. You should pay special attention to the "Risk Factors" section of this prospectus supplement to determine whether an investment in the Capital Securities is appropriate for you.

WHAT IS THE TRUST?

     The Trust is a Delaware business trust. It was created for the sole purpose
of issuing the      % Subordinated Capital Income Securities (which we refer to as the "Capital Securities") and engaging in the other transactions described below.

     There will be five Trustees of the Trust. Three of them, the Regular Trustees, are officers of First Security. The First National Bank of Chicago will act as the Property Trustee of the Trust (which we refer to as the "Property Trustee"), and First Chicago Delaware Inc. will act as the Delaware Trustee of the Trust (which we refer to as the "Delaware Trustee").

WHAT ARE THE CAPITAL SECURITIES?

     Each Capital Security will represent an undivided beneficial ownership interest in the assets of the Trust. Each Capital Security will entitle the holders to receive quarterly cash distributions as described below.

WHAT ARE THE TRUST'S ASSETS?

     The Trust will sell its Capital Securities to the public and its Common Securities to First Security. The Trust will use the proceeds from these sales
to buy a corresponding principal amount of      % Junior Subordinated Debentures
due 2029 (which we refer to as the "Junior Subordinated Debentures") from First Security. First Security will pay interest on the Junior Subordinated Debentures at the same rate and at the same times as the Trust makes payments on the Capital Securities, and the Trust will use the payments it receives on the Junior Subordinated Debentures to make the corresponding payments on the Capital Securities. First Security will guarantee payments made on the Capital Securities to the extent described below. Both the Junior Subordinated Debentures and the guarantee will be subordinated to existing and future creditors of First Security and its subsidiaries.

WHEN WILL YOU RECEIVE QUARTERLY DISTRIBUTIONS
     AND HOW MUCH WILL YOU BE PAID?

     If you purchase the Capital Securities, you will be entitled to receive
cumulative cash distributions at an annual rate of      %. Distributions will
accrue from                , 1999, and will be paid quarterly in arrears on
March 31, June 30, September 30 and December 31 of each year, beginning
               , 1999, unless they are deferred as described below.

WHEN CAN PAYMENT OF YOUR DISTRIBUTIONS BE
     DEFERRED?

     First Security can, on one or more occasions, defer the quarterly interest payments on the Junior Subordinated Debentures for up to 20 consecutive quarterly periods. In other words, First Security may declare up to a five year interest payment moratorium on the Junior Subordinated Debentures and may choose to do that on more than one occasion. A deferral of interest payments cannot extend, however, beyond the maturity date of the Junior Subordinated Debentures, nor can First Security begin a new interest deferral period until it has paid all accrued interest on the Junior Subordinated

Debentures from the previous interest deferral period.

     If First Security defers interest payments on the Junior Subordinated Debentures, the Trust will also defer distributions on the Capital Securities. Any deferred distributions will accrue additional amounts at an annual rate of
     %, compounded quarterly. Once First Security pays all deferred interest payments on the Junior Subordinated Debentures, with accrued interest, it can again postpone interest payments on the Junior Subordinated Debentures as described above.

     During any period in which First Security defers interest payments on the Junior Subordinated Debentures, neither First Security nor any of its subsidiaries will be permitted to do any of the following, with certain limited exceptions:

     - pay a dividend or make any other payment or distribution on First Security's capital stock;

     - redeem, purchase or make a liquidation payment on any of First Security's capital stock;

     - make an interest, principal or premium payment on, or repay, repurchase or redeem, any of First Security's debt securities that rank equal with or junior to the Junior Subordinated Debentures; or

     - make any guarantee payment regarding debt securities of any of First Security's subsidiaries, if the guarantee ranks equal with or junior to the Junior Subordinated Debentures.

     If First Security defers payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means you would be required to accrue interest income in an amount equal to the deferred distributions on your Capital Securities, even though you will not be receiving any cash distributions on your Capital Securities, and include these amounts in your gross income for United States federal income tax purposes. For more information, see below under the caption "Certain United States Federal Income Tax Consequences" in this prospectus supplement.

WHEN CAN THE TRUST REDEEM THE CAPITAL
     SECURITIES?

     The Trust will redeem all of the outstanding Capital Securities when the Junior Subordinated Debentures are repaid at maturity. The Junior Subordinated
Debentures are scheduled to mature on                , 2029, although First
Security has the right in certain circumstances to shorten the maturity date to
not earlier than                , 2014. In addition, if First Security redeems
any Junior Subordinated Debentures before their maturity, the Trust will use the cash it receives on the redemption of the Junior Subordinated Debentures to redeem, on a proportionate basis, the Capital Securities and the Common Securities.

     First Security can redeem the Junior Subordinated Debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest:

     - in whole or in part on one or more occasions any time on or after
                      , 2004; and

     - in whole at any time, if certain changes occur in tax or investment company laws and regulations or in the treatment of the Capital Securities for bank regulatory purposes. These circumstances are more fully described below under the caption "Certain Terms of the Capital Securities -- Redemption" in this prospectus supplement.

     First Security will not be permitted to redeem the Junior Subordinated Debentures, however, unless it obtains the prior approval of the Board of Governors of the Federal Reserve System (which we refer to as the "Federal Reserve") to do so, if then required under the Federal Reserve's capital rules.

HOW ARE THE CAPITAL SECURITIES GUARANTEED?

     First Security will fully and unconditionally guarantee, to the extent described in this prospectus supplement and the accompanying prospectus, the payments of all amounts due on the Capital Securities to the extent the Trust has funds available for payment of such distributions (which we refer to as the "Guarantee").

     First Security is also obligated to pay most of the expenses and obligations of the Trust (other than its obligations to make payments on the Capital Securities and Common Securities, which are covered only by the Guarantee).

     The Guarantee does not cover payments when the Trust does not have sufficient funds to make payments on the Capital Securities. In other words, if First Security does not make a payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make payments on the Capital Securities, and the Guarantee will not obligate First Security to make those payments on the Trust's behalf. In addition, First Security's obligations under the Guarantee are subordinate to its obligations to other creditors to the same extent as the Junior Subordinated Debentures.

WHEN COULD THE JUNIOR SUBORDINATED
     DEBENTURES BE DISTRIBUTED TO YOU?

     First Security can dissolve the Trust at any time, subject to obtaining:

     - the prior approval of the Federal Reserve to do so, if then required under the Federal Reserve's capital rules; and

     - an opinion of independent counsel stating that the distribution of the Junior Subordinated Debentures will not be taxable to you.

     If First Security dissolves the Trust, or if the Trust dissolves because of certain other specified events (such as the bankruptcy of First Security), the Trust will distribute the Junior Subordinated Debentures to holders of the Capital Securities and the Common Securities on a proportionate basis.

     Upon any dissolution, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, subject to the rights of any creditors of the Trust, the liquidation distribution in cash. The Trust will be able to make this distribution of cash only if the Junior Subordinated Debentures are redeemed by First Security.

CAN THE JUNIOR SUBORDINATED DEBENTURES'
     MATURITY BE SHORTENED?

     If a change in tax law occurs that would permit First Security to redeem the Junior Subordinated Debentures, First Security will have the right to shorten the maturity of the Junior Subordinated Debentures provided that it receives the prior approval of the Federal Reserve, if then required under the Federal Reserve's capital rules. First Security may only shorten the maturity enough so that interest paid on the Junior Subordinated Debentures will continue to be tax deductible. The shortened term of the Junior Subordinated Debentures may not, however, be less than 15 years from the date of their original issuance.

WILL THE CAPITAL SECURITIES BE LISTED ON A
     STOCK EXCHANGE?

     We expect that the Capital Securities will be approved for listing on the New York Stock Exchange. If listed, trading is expected to commence within 30 days after the Capital Securities are first issued. You should be aware that the listing of the Capital Securities will not necessarily ensure that an active trading market will be available for the Capital Securities or that you will be able to sell your Capital Securities at the price you originally paid for them.

     If the Trust distributes the Junior Subordinated Debentures, First Security will use its best efforts to list them on the New York Stock

Exchange or wherever the Capital Securities are then listed.

IN WHAT FORM WILL THE CAPITAL SECURITIES BE
     ISSUED?

     The Capital Securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York (which we refer to as "DTC"). This means that you will not receive a certificate for your Capital Securities and the Capital Securities will not be registered in your name. For more details, see the information under the caption "Book-Entry Issuance" in the accompanying prospectus.

                                  RISK FACTORS

     Before purchasing any Capital Securities, you should read carefully this prospectus supplement and the accompanying prospectus and pay special attention to the following risk factors.

     Because the Trust will rely on the payments it receives on the Junior Subordinated Debentures to fund all payments on the Capital Securities, and because the Trust may distribute the Junior Subordinated Debentures in exchange for the Capital Securities, you are making an investment regarding the Junior Subordinated Debentures as well as the Capital Securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about the Capital Securities, the Guarantee and the Junior Subordinated Debentures.

SUBORDINATION

     First Security's obligations under the Junior Subordinated Debentures will be subordinate to all existing and future senior debt of First Security. In addition, the Junior Subordinated Debentures will be effectively subordinated to all existing and future obligations of First Security's subsidiaries. First Security's obligations under the Guarantee are subordinated to the same extent as the Junior Subordinated Securities. This means that First Security cannot make any payments on the Junior Subordinated Debentures or the Guarantee if First Security is in default on any of its senior debt.

     In addition, in the event of the bankruptcy, liquidation or dissolution of First Security, its assets must be used to pay off its senior obligations in full before any payments may be made on the Junior Subordinated Debentures or the Guarantee. As of December 31, 1998, First Security had outstanding senior debt of approximately $609 million. The indenture pursuant to which the Junior Subordinated Debentures will be issued (which we refer to as the "Indenture"), the Guarantee and the declaration of trust which created the Trust (which we refer to as the "Declaration of Trust") do not limit First Security's ability to incur additional senior debt. For more information, see below under the captions "Description of the Junior Subordinated Debentures -- Ranking" and "Description of the Guarantees -- Ranking" in the accompanying prospectus.

STATUS OF FIRST SECURITY AS HOLDING COMPANY

     First Security is a holding company which conducts substantially all of its operations though its bank and other subsidiaries. As a result, its ability to make payments on the Junior Subordinated Debentures and the Guarantee will depend primarily upon the receipt of dividends and other distributions from its subsidiaries. First Security's principal subsidiary is First Security Bank, N.A. (which we refer to as "First Security Bank"). There are various regulatory restrictions on the ability of First Security Bank and First Security's other banking subsidiaries to pay dividends or make other payments to First Security. At December 31, 1998, First Security's banking subsidiaries could pay a total of approximately $432 million in dividends to First Security without prior regulatory approval.

     In addition, the right of First Security to participate in any distribution of assets of any subsidiary, including First Security Bank, upon the subsidiary's liquidation or otherwise, and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any claims of First Security as a creditor of such subsidiary may be recognized. As a result, the Capital Securities will effectively be subordinated to all existing and future liabilities and obligations of First Security's subsidiaries, and holders of the Capital Securities should look only to the assets of First Security for payments on the Capital Securities. At December 31, 1998, First Security's subsidiaries had outstanding debt and other liabilities, including deposits, of approximately $19.5 billion.

DEPENDENCE ON FIRST SECURITY'S PAYMENTS ON
     JUNIOR SUBORDINATED DEBENTURES;
     LIMITATIONS ON GUARANTEE

     The Trust's ability to make timely distribution and redemption payments on the Capital Securities is completely dependent upon First Security's making timely corresponding payments on the Junior Subordinated Debentures. The Guarantee only guarantees that First Security will make distribution and redemption payments on the Capital Securities if the Trust has the funds to do so itself but does not.

     If First Security defaults on the Junior Subordinated Debentures, the Trust will lack funds for the payments on the Capital Securities. If this happens, holders of Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, if First Security does not pay any amounts on the Junior Subordinated Debentures when due, a holder of Capital Securities may proceed directly against First Security for payment of any amounts due on the Capital Securities of such holder. For more information, see below under the caption "Certain Terms of the Capital Securities -- Trust Enforcement Events" in this prospectus supplement.

FIRST SECURITY'S ABILITY TO DEFER DISTRIBUTIONS MAY AFFECT THE TRADING PRICE OF
      THE CAPITAL SECURITIES AND HAS TAX
      CONSEQUENCES FOR YOU

     As long as the Junior Subordinated Debentures are not in default, First Security can, on one or more occasions, defer interest payments on the Junior Subordinated Debentures for up to 20 consecutive quarters, but not beyond the maturity date of the Junior Subordinated Debentures. Because interest payments on the Junior Subordinated Debentures fund the distributions on the Capital Securities, each such deferral would result in a corresponding deferral of distributions on the Capital Securities.

     First Security currently does not intend to defer interest payments on the Junior Subordinated Debentures. However, if it does so in the future, the Capital Securities may trade at a price that does not reflect fully the value of the accrued but unpaid distributions. Even if First Security does not do so, its right to defer interest payments on the Junior Subordinated Debentures could mean that the market price for the Capital Securities may be more volatile than that of other securities without interest deferral rights.

     If First Security does defer interest payments on the Junior Subordinated Debentures, you will be required to accrue interest income for United States federal income tax purposes in respect of your proportionate share of the accrued but unpaid interest on the Junior Subordinated Debentures held by the Trust, even if you normally report income when received. As a result, you will be required to include the accrued interest in your gross income for United States federal income tax purposes prior to your receiving any cash distribution. If you sell your Capital Securities prior to the record date for the first distribution after a deferral period, you will never receive the cash from First Security related to the accrued interest that you reported for tax purposes. For more information regarding the tax consequences of purchasing the Capital Securities, see below under the caption "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and
"-- Sales of Capital Securities or Redemption of Junior Subordinated Debentures" in this prospectus supplement.

THE CAPITAL SECURITIES MAY BE REDEEMED AT ANY TIME IF A SPECIAL EVENT OCCURS

     Generally, the Junior Subordinated Debentures (and therefore the Capital
Securities) may not be redeemed prior to                , 2004. However, if
certain special events occur relating to changes in tax law, the Investment Company Act of 1940 or the treatment of the Capital Securities for bank regulatory capital purposes, then First Security will be able, subject to receipt of any necessary Federal Reserve approval, to redeem all of the Junior Subordinated Debentures at a price equal to 100% of their principal amount plus any accrued and unpaid interest. If such a redemption happens, the Trust must use the redemp-tion price it receives to redeem all of the Capital Securities.

SHORTENING OF THE MATURITY OF THE JUNIOR
     SUBORDINATED DEBENTURES

     Upon the occurrence and continuation of adverse tax events, as described under below under the caption "Certain Terms of the Junior Subordinated Debentures -- Option to Shorten Maturity Date" in this prospectus supplement, First Security may, instead of redeeming the Junior Subordinated Debentures, shorten the stated maturity of the Junior Subordinated Debentures to fifteen years from their date of original issuance. In that event, the mandatory redemption date for the Capital Securities will be shortened correspondingly. First Security will only exercise its right to shorten the maturity date of the Junior Subordinated Debentures upon receiving the prior approval of the Federal Reserve to do so, if then required under the Federal Reserve's capital rules.

     Under current United States federal income tax law, the redemption of the Capital Securities would be a taxable event to you.

     In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the Capital Securities.

LIMITED VOTING RIGHTS

     You will only have limited voting rights. In particular, only First Security can elect and remove Trustees, except when there is a default under the Junior Subordinated Debentures. If such a default occurs, a majority in liquidation amount of the holders of the Capital Securities would be entitled to remove or appoint the Property Trustee and the Delaware Trustee. For more information, see below under the caption "The Trust" in this prospectus supplement.

BANK REGULATORY RESTRICTIONS ON OPERATIONS OF
     THE TRUST

     Because the Trust is a subsidiary of First Security, federal banking authorities will have the right to examine the Trust and its activities. Under certain circumstances, including any determination that First Security's relationship to the Trust would result in an unsafe and unsound banking practice, these banking authorities will have the authority to issue orders which could restrict the ability of the Trust to make distributions on or to redeem the Capital Securities.

STOCK EXCHANGE LISTING

     We expect that the Capital Securities will be approved for listing on the New York Stock Exchange within 30 days after issuance. The listing of the Capital Securities on an exchange does not guarantee that an active market will be available for the Capital Securities or that you will be able to sell your Capital Securities at the price you originally paid for them. If the Capital Securities are not approved for listing on the New York Stock Exchange, the Underwriters have indicated that they expect to continue market-making activities in the Capital Securities. They are not obligated to do so, however, and could discontinue those activities at any time.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement, the accompanying prospectus and the information incorporated by reference in them include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to expectations concerning matters that are not historical facts. Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes", "expects", "may", "will", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or the negative version of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause the actual results of First Security to differ materially from those in the forward-looking statements. Some factors include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Security conducts its operations. For a discussion of factors that could cause actual results to differ, see the information contained in the publicly available filings of First Security with the SEC. These filings are described under the caption "Where You Can Find More Information About First Can Find More Information About First Security" in the accompanying prospectus.

                                 FIRST SECURITY

     First Security is a regional bank holding company headquartered in Salt Lake City, Utah. It owns and operates five banks, with offices in the seven western states of California, Idaho, New Mexico, Nevada, Oregon, Utah and Wyoming, and several other financial services companies, some of which have a national presence. Through its subsidiaries, First Security provides commercial and agricultural loans, consumer banking, trust services, capital markets advice and municipal underwriting services, treasury management, investment management, data processing, leasing and securities brokerage services. At December 31, 1998, First Security and its subsidiaries had total consolidated assets of approximately $21.7 billion, deposits of $12.7 billion and shareholders' equity of $1.6 billion. First Security's common shares are traded on the NASDAQ National Market System, and First Security files regular reports with the SEC. First Security has paid dividends regularly on its common stock since 1928.

     First Security's principal subsidiaries are First Security Bank, the largest bank in Utah with branches in Idaho, Oregon and Wyoming; First Security Bank of New Mexico, N.A., the third largest bank in New Mexico and the second largest bank in the Albuquerque market; and First Security Van Kasper, Inc., a registered investment advisor and broker dealer, and an Underwriter of this offering. First Security also owns banks in Nevada, California and southern New Mexico.

     First Security recently announced the pending acquisitions of XEON Financial Corporation and it subsidiary, Nevada Banking Company, and Comstock Bancorp and its subsidiary, Comstock Bank. XEON Financial Corporation will give First Security Bank of Nevada a presence in the Stateline, Nevada market, and Comstock will give it a presence in the Reno/Carson City, Nevada market.

     First Security's executive offices are located at 79 South Main Street, Salt Lake City, Utah 84111, and its telephone number is (801) 246-6000.

                                   THE TRUST

PURPOSE AND OWNERSHIP OF THE TRUST

     The Trust is a business trust recently organized under Delaware law by First Security and the Trustees. The Trust is being established solely for the following purposes:

     - to issue and sell the Capital Securities, which represent undivided beneficial ownership interests in the assets of the Trust;

     - to issue and sell the Common Securities to First Security in a total liquidation amount equal to 3% of the total capital of the Trust;

     - to use the proceeds from the sale of the Common Securities and the Capital Securities to acquire the Junior Subordinated Debentures from First Security; and

     - to engage in other activities that are directly related to the activities described above, such as registering the transfer of the Capital Securities.

Because the Trust is being established only for the purposes listed above, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments on the Junior Subordinated Debentures will be the sole source of income to the Trust.

     First Security, as issuer of the Junior Subordinated Debentures, will pay all fees, expenses and taxes related to the Trust and the offering of the Capital Securities. First Security will also pay, in this capacity, all ongoing costs, expenses and liabilities of the Trust, except obligations to make distributions and other payments on the Common Securities and the Capital Securities.

     For so long as the Capital Securities remain outstanding, First Security will:

     - own, directly or indirectly, all of the Common Securities;

     - cause the Trust to remain a business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration of Trust;

     - use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940; and

     - take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

THE TRUSTEES

     The Trust's business and affairs will be conducted by its five Trustees. Three of the Trustees, the Regular Trustees, will be individuals who are employees of First Security. The fourth Trustee, The First National Bank of Chicago, as Property Trustee, will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Capital Securities and will have the power to exercise all the rights and powers of a registered holder of the Junior Subordinated Debentures. The fifth Trustee, First Chicago Delaware Inc., as Delaware Trustee, maintains its principal place of business in Delaware and meets the requirements of Delaware law for Delaware business trusts. In addition, The First National Bank of Chicago, as Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Capital Securities. First Security has the sole right to appoint, remove and replace the Trustees of the Trust, unless an event of default occurs with respect to the Junior Subordinated Debentures. In that case, the holders of a majority in liquidation amount of the Capital Securities will have the right to remove and appoint the Property Trustee and the Delaware Trustee.

ADDITIONAL INFORMATION

     For additional information concerning the Trust, see below under the caption "The Trust" in the accompanying prospectus. We anticipate that the Trust will not be required to file any reports with the SEC after the issuance of the Capital Securities. As discussed below under the caption "Accounting Treatment" in this prospectus supplement, First Security will provide certain information concerning the Trust and the Capital Securities in the financial statements included in its own periodic reports to the SEC.

OFFICE OF THE TRUST

     The executive office of the Trust is c/o First Security Corporation, 79 South Main Street, Salt Lake City, Utah 84111, Street, Salt Lake City, Utah 84111, and its telephone number is (801) 246-6000.

                                USE OF PROCEEDS

     The Trust will invest all the proceeds from the sale of the Capital Securities in the Junior Subordinated Debentures.

     First Security expects to use the proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, which may include the repayment of debt, investments in or extensions of credit to its subsidiaries and the financing of possible acquisitions. First Security engages on a regular basis in discussions regarding the potential acquisition of branches, deposits and other financial institutions.

     Except for the pending acquisitions of XEON Financial Corporation and Comstock Bancorp, which are described above under the caption "First Security" in this prospectus supplement, First Security currently has no agreements, arrangements or understandings regarding other possible material acquisitions. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of the proceeds will depend upon the funding requirements of First Security and the availability of other funds.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of First Security, and its accounts will be included in First Security's consolidated financial statements. In its future financial reports, First Security will:

     - present the Junior Subordinated Debentures as part of a separate line item on its consolidated balance sheets, as a component of long-term debt;

     - record distributions payable on the Capital Securities as an expense; and

     - include a footnote in its consolidated financial statements stating that the sole assets of the Trust are Junior Subordinated Debentures issued by First Security and providing information about the Capital Securities, the Junior Subordinated Debentures and the Guarantee.

                              REGULATORY TREATMENT

     First Security is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. First Security expects that the Capital Securities will be treated as Tier 1 capital of First Security for these purposes.

                                 CAPITALIZATION

     We provide in the table below the audited historical consolidated capitalization of First Security and its subsidiaries at December 31, 1998 and as adjusted to give effect to the issuance of the Capital Securities.

                                                                      DECEMBER 31, 1998
                                                            -------------------------------------
                                                                ACTUAL              AS ADJUSTED
                                                            --------------        ---------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
SHORT-TERM DEBT:
     Federal funds purchased and securities sold under
       agreements to repurchase of subsidiaries...........    $3,747,084             $3,747,084
     Other short-term borrowings of subsidiaries..........        25,081                 25,081
                                                              ----------             ----------
          Total short-term debt...........................    $3,772,165             $3,772,165
                                                              ----------             ----------
LONG-TERM DEBT:
     Long-term debt of First Security.....................    $  809,470             $  809,470
     Long-term debt of subsidiaries(1):
          Guaranteed preferred beneficial interests(2)....       150,000
          Other long-term debt............................     2,143,512              2,143,512
                                                              ----------             ----------
               Total long-term debt.......................    $3,102,982             $
                                                              ----------             ----------
STOCKHOLDERS' EQUITY:
     Series "A", $3.15 Cumulative Convertible Preferred
       Stock (9,208 shares issued)........................    $      484             $      484
     Common Stock (par value $1.25, 600,000,000 shares
       authorized 191,008,099 shares issued and
       outstanding).......................................       238,760                238,760
     Paid-in surplus......................................       181,906                181,906
     Retained earnings....................................     1,233,264              1,233,264
     Accumulated other comprehensive income(3)............        30,377                 30,377
     Common treasury stock, at cost (4,295,975 shares)....       (89,296)               (89,296)
                                                              ----------             ----------
          Total stockholders' equity......................     1,595,495              1,595,495
                                                              ----------             ----------
          Total capitalization............................    $8,470,642             $
                                                              ==========             ==========
CAPITAL RATIOS:
     Tier 1 Capital.......................................          9.10%                      %
     Total Capital........................................         11.31%                      %
     Tier 1 Leverage Ratio................................          6.90%                      %

-------------------------

(1) The obligations of First Security's subsidiaries are direct obligations of these subsidiaries and, as such, constitute claims against these subsidiaries ranking prior to First Security's equity interest in them.

(2) Includes (i) the net proceeds from the issuance of $150 million liquidation amount of capital securities by First Security Capital I, which were invested, together with the amount paid by First Security for the related common securities, in $154.6 million aggregate principal amount of 8.41% Junior Subordinated Debentures due December 15, 2026 and (ii) in the "as adjusted" column, the net proceeds from the issuance of the Capital Securities offered by this prospectus supplement, which will be invested, together with the amount paid by First Security for the corresponding Common
    Securities, in $          million aggregate principal amount of the
    corresponding Junior Subordinated Debentures.

(3) Accumulated other comprehensive income consists entirely of net unrealized gains on securities available for sale, net of tax.

                    SELECTED CONSOLIDATED FINANCIAL DATA(1)

     We provide in the table below selected consolidated financial data regarding First Security. We derived the data from First Security's audited consolidated financial statements for the years ended December 31, 1994, 1995, 1996, 1997 and 1998. We have restated the results for the relevant periods to reflect First Security's significant acquisitions, which were accounted for using the pooling of interests method, as previously announced, and to reflect stock splits effected by means of 50% stock dividends on February 15, 1996, May 15, 1997 and February 24, 1998. In addition, the data below and the financial statements of First Security reflect the adoption, in 1997, of Statement of Financial Accounting Standards No. 128 ("Earnings Per Share"). You should read the data below with the more detailed information, consolidated financial statements and the notes to the consolidated financial statements that are incorporated by reference in the accompanying prospectus under the caption "Where You Can Find More Information About First Security".

                                                        YEAR ENDED DECEMBER 31,
                                  -------------------------------------------------------------------
                                     1994          1995          1996          1997          1998
                                  -----------   -----------   -----------   -----------   -----------
                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
SUMMARY OF OPERATIONS:
Interest Income.................  $   801,659   $   974,015   $ 1,039,391   $ 1,213,378   $ 1,420,660
Interest Expense................      322,035       469,812       485,328       587,439       716,961
Net Interest Income.............      479,624       504,203       554,063       625,939       703,699
Provision for Possible Loan
  Losses........................        1,545        22,682        41,300        63,386        71,923
Non-interest Income.............      202,043       270,638       306,444       357,157       474,390
Non-interest Expenses...........      455,322       555,192       531,219       588,904       723,088
Income Before Taxes.............      224,800       196,967       287,988       330,806       383,078
Applicable Income Taxes.........       81,098        72,336       103,516       115,532       135,398
                                  -----------   -----------   -----------   -----------   -----------
  Net Income....................  $   143,702   $   124,631   $   184,472   $   215,274   $   247,680
                                  ===========   ===========   ===========   ===========   ===========
BALANCE SHEET ITEMS -- PERIOD
  END:
Loans, Net of Unearned Income...  $ 8,442,282   $ 8,616,763   $ 9,697,351   $11,230,766   $14,013,417
Reserve for Possible Loan
  Losses........................      138,107       135,011       142,693       157,525       173,350
Total Assets....................   12,602,149    13,529,699    15,456,649    18,151,783    21,689,088
Deposits........................    8,442,035     9,202,844    10,103,007    11,417,634    12,658,574
Long-Term Debt..................      685,426       720,521       944,055     1,304,463     2,609,558
Shareholders' Equity............      937,368     1,082,995     1,217,840     1,400,846     1,595,495
PROFITABILITY RATIOS:
Return on Average Assets........         1.25%         0.98%         1.35%         1.35%         1.28%
Return on Average Stockholders'
  Equity........................        15.69         12.02         16.23         16.60         16.21
Net Interest Margin
  (FTE)(2)......................         4.69          4.48          4.59          4.47          4.15
Net Interest Spread
  (FTE)(2)......................         4.08          3.73          3.85          3.75          3.53
Operating Expense Ratio(3)......        66.03         70.89         61.18         59.27         60.84
Productivity Ratio(4)...........         3.95          4.37          3.87          3.68          3.75
                                                    (Table continued and footnotes on following page)

(Table continued from previous page)

                                                        YEAR ENDED DECEMBER 31,
                                  -------------------------------------------------------------------
                                     1994          1995          1996          1997          1998
                                  -----------   -----------   -----------   -----------   -----------
                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
CAPITAL RATIOS:
Shareholders' Equity to
  Assets........................         7.44%         8.00%         7.88%         7.72%         7.36%
Tangible Common Equity Ratio....         6.16          6.95          6.74          6.24          5.57
ASSET QUALITY RATIOS:
Reserve for Loan Losses at End
  of Period to:
     Total Loans................         1.64%         1.57%         1.47%         1.40%         1.24%
     Nonaccruing and
       Renegotiated Loans.......       529.08        547.49        399.14        427.17        378.39
Nonperforming Assets at End of
  Period to:
     Total Loans and Other Real
       Estate...................         0.42          0.43          0.48          0.40          0.35
     Total Assets...............         0.28          0.27          0.30          0.25          0.23
     Total Equity...............         3.81          3.40          3.81          3.20          3.10
     Total Equity plus Loan Loss
       Reserve..................         3.32          3.03          3.41          2.88          2.79
Net Loans Charged Off to Average
  Loans.........................         0.11          0.30          0.41          0.51          0.49

-------------------------

(1) Historical data has been restated, where appropriate, to reflect two separate 3-for-2 common stock splits in the form of 50% stock dividends paid in May 1997 and February 1998 and also for the May 1998 acquisition of California State Bank which was accounted for by the pooling of interests method.

(2) "FTE", or "fully taxable equivalent," represents an adjustment made to interest income to facilitate the comparison of interest income earned on tax-exempt and tax-favored loans, leases and securities with interest income that is fully taxable.

(3) The Operating Expense Ratio is computed by dividing non-interest expenses by the sum of (a) fully taxable net interest income plus (b) non-interest income.

(4) The Productivity Ratio is computed by dividing non-interest expenses by average assets for the period in question.

                    CERTAIN TERMS OF THE CAPITAL SECURITIES

     We have summarized below certain terms of the Capital Securities. This summary supplements the general description of the Capital Securities in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the Capital Securities. For more information, we refer you to the Declaration of Trust, the form of the amended and restated declaration of trust and the form of preferred securities (which will be substantially similar to the form of the Capital Securities), which we filed as exhibits to the registration statement of which the prospectus is a part.

     The Capital Securities represent undivided beneficial ownership interests in the assets of the Trust. The only assets of the Trust will be the Junior Subordinated Debentures. The Capital Securities will rank equally with the Common Securities except as described below under the caption "-- Subordination of Common Securities" in this section.

DISTRIBUTIONS

     Distributions on the Capital Securities are cumulative and will accrue from
               , 1999 at the annual rate of % of the liquidation amount of $25 for each Capital Security. Distributions will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning
               , 1999. The amount of distributions payable for any period will be computed on the basis of a 360 day year comprised of twelve 30 day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of a 30 day month and, for periods of less than a month, the actual number of days elapsed per 30 day month.

     Distributions not paid when due will accrue additional distributions at the
annual rate of   % on the amount of unpaid distributions, compounded quarterly.
When we refer to any payment of distributions, the term "distributions" includes any such additional accrued distributions.

     If distributions are payable on a date that is not a "business day", payment will be made on the next business day and without any interest or other payment as a result of such delay. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. A "business day" means each day except Saturday, Sunday and any day on which banking institutions in The City of New York are authorized or required by law to close or on which the corporate trust office of the Property Trustee or the indenture trustee is closed for business.

     Distributions on the Capital Securities will only be paid if the Trust has sufficient funds available to make such payments. The income of the Trust available for the payment of distributions will be limited to payments made by First Security on the Junior Subordinated Debentures. As a result, if First Security does not make interest payments on the Junior Subordinated Debentures, then the Trust will not have funds to make distributions on the Capital Securities.

DEFERRAL OF DISTRIBUTIONS

     If the Junior Subordinated Debentures are not in default, First Security can, on one or more occasions, defer interest payments on the Junior Subordinated Debentures for up to 20 consecutive quarterly periods. A deferral of interest payments cannot extend, however, beyond the maturity date of the Junior Subordinated Debentures. If First Security defers interest payments on the Junior Subordinated Debentures, the Trust will also defer distributions on the Capital Securities. During a deferral period, interest on the Junior Subordinated Debentures will accrue and compound quarterly at the annual rate of
  % and, as a result, distributions otherwise due to you would continue to accrue, to the extent permitted by applicable law, from the date that these distributions were due.

     Once First Security makes all deferred interest payments on the Junior Subordinated Debentures, it can again defer interest payments on the Junior Subordinated Debentures as discussed above. As a result, there could be multiple periods of varying length during which you would not receive cash distributions from the Trust.

     First Security does not currently intend to defer interest payments on the Junior Subordinated Debentures. If First Security does defer such interest payments, however, it and its subsidiaries will generally not be permitted to pay dividends on or repurchase shares of First Security's capital stock or make payments on debt securities or guarantees that rank on a par with or junior to the Junior Subordinated Debentures and the Guarantee. These limitations are described in greater detail below under the caption "Certain Terms of the Junior Subordinated Debentures -- Option to Defer Interest Payments" in this prospectus supplement.

     If First Security chooses to defer payments of interest on the Junior Subordinated Debentures, then the Junior Subordinated Debentures would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means you will be required to include your share of the accrued but unpaid interest on the Junior Subordinated Debentures in your gross income for United States federal income tax purposes before you receive cash distributions from the Trust. This treatment will apply as long as you own Capital Securities. For more information, see below under the caption "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" in this prospectus supplement.

PAYMENT OF DISTRIBUTIONS

     Distributions on the Capital Securities will be payable to holders on the relevant record date. As long as the Capital Securities are only in book-entry form, the record date for the payment of distributions will be one business day before the distribution date. If the Capital Securities are ever issued in certificated form, the record date for the payment of distributions will be determined by the Regular Trustees and will be at least one business day before the relevant payment date. Distributions payable on any Capital Securities that are not paid on the scheduled distribution date will cease to be payable to the person in whose name such Capital Securities are registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Capital Securities are registered on a special record date set for this purpose.

     Payments on the Capital Securities while they are in book-entry form will be made in immediately available funds to DTC, the depositary for the Capital Securities.

REDEMPTION

     First Security may redeem the Junior Subordinated Debentures before their maturity:

     - in whole or in part on one or more occasions any time on or after
                    , 2004; and

     - in whole at any time, if certain changes occur in tax or investment company laws and regulations, or in the treatment of the Capital Securities for bank regulatory capital purposes. These events, which we refer to as "Special Events", are described in detail below under the caption "-- Redemption Upon a Special Event".

     First Security may not exercise its right to redeem the Junior Subordinated Debentures unless it receives the prior approval of the Federal Reserve to do so, if that approval is then required under the Federal Reserve's capital rules. The redemption price for the Junior Subordinated Debentures is 100% of their principal amount plus accrued and unpaid interest.

     GENERAL

     When First Security repays the Junior Subordinated Debentures, either at
maturity on                , 2029 (or any earlier maturity date that may be set
by First Security in certain circumstances, as described below) or upon early redemption (as discussed above), the Trust will use the cash it receives from the repayment or redemption of the Junior Subordinated Debentures to redeem a corresponding amount of the Capital Securities and Common Securities.

     If less than all the Capital Securities and the Common Securities are redeemed, the total amount of the Capital Securities and the Common Securities to be redeemed will be allocated proportionately among the Capital Securities and Common Securities, unless an event of default under the Junior Subordinated Debentures or similar event has occurred, as described below under the caption "-- Subordination of Common Securities" in this section.

     REDEMPTION UPON A SPECIAL EVENT

     If a Special Event has occurred and is continuing, and First Security cannot cure that event by some reasonable action, then First Security may redeem the Junior Subordinated Debentures within 90 days following the occurrence of the Special Event. A "Special Event" means, for these purposes, the occurrence of a "Tax Event", a "Regulatory Capital Event" or an "Investment Company Event". We summarize each of these events below.

     A "Tax Event" means the receipt by the Trust of an opinion of independent tax counsel experienced in such matters, to the effect that, as a result of

     - any amendment to, change in or announced proposed change in the laws or regulations interpreting such laws of the United States or any political subdivision or taxing authority; or

     - any official administrative pronouncement, action or judicial decision interpreting or applying such laws or regulations;

which amendment or change becomes effective, or proposed change, pronouncement, action or decision is announced, on or after the date of this prospectus supplement, there is more than an insubstantial risk currently or within the 90 days following such opinion that:

     - the Trust will be subject to United States federal income tax regarding income received or accrued on the Junior Subordinated Debentures;

     - interest payable by First Security on the Junior Subordinated Debentures will not be deductible by First Security, in whole or in part, for United States federal income tax purposes; or

     - the Trust will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means that First Security shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of:

     - any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve; or

     - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, the Capital Securities do not constitute, or within 90 days following the date of such opinion, will not constitute Tier 1 capital or its equivalent at the time.

     An "Investment Company Event" means the receipt by the Trust of an opinion of a nationally recognized independent counsel to the effect that, as a result of:

     - a change in law or regulation; or

     - a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust will be considered an "investment company" under the Investment Company Act of 1940 that is required to be registered under this law on or after the date of the issuance of the Capital Securities.

     If First Security does not elect to redeem the Junior Subordinated Debentures following a Special Event, then the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures, unless First Security liquidates the Trust and distributes the Junior Subordinated Debentures to you. For more information, see "-- Optional Liquidation of the Trust and Distribution of Junior Subordinated Debentures" in this section.

REDEMPTION PROCEDURES

     The Trust will give you at least 30 days' but not more than 60 days' notice before any redemption of Capital Securities. To the extent funds are available for payment, the Trust will irrevocably deposit with DTC sufficient funds to pay the redemption amount for the Capital Securities being redeemed. The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount to its participants. Any distribution to be paid on or before a redemption date for any Capital Securities called for redemption will be payable to the registered holders on the record date for the distribution.

     Once notice of redemption is given and the Trust irrevocably deposits the redemption amount, additional distributions on the Capital Securities will cease to accrue from and after the redemption date. In addition, all rights of the holders of the Capital Securities called for redemption will cease, except for the right to receive distributions payable prior to the redemption date and the redemption amount.

     If any redemption date is not a business day, the redemption amount will be payable on the next business day, without any interest or other payment in respect of any such delay. However, if the next business day is in the next calendar year, the redemption amount will be payable on the preceding business day.

     If payment of the redemption amount for any Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by First Security pursuant to the Guarantee, distributions on the Capital Securities will continue to accrue at the applicable rate from the originally scheduled redemption date to the actual date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption amount.

     In addition, First Security and its affiliates may, at any time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

OPTIONAL LIQUIDATION OF THE TRUST AND
    DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     First Security may dissolve the Trust at any time, and after satisfying the creditors of the Trust, may cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities. First Security may not exercise its right to dissolve the Trust, however, unless it first receives:

     - the approval of the Federal Reserve to do so, if that approval is then required under the Federal Reserve's capital rules; and

     - an opinion of independent counsel to the effect that the distribution of the Junior Subordinated Debentures will not be taxable to you.

See below under the caption "Certain Terms of the Junior Subordinated
Debentures -- Distribution of Junior Subordinated Debentures" in this prospectus supplement.

     If First Security elects to dissolve the Trust, thus causing the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities, First Security will continue to have the right to redeem the Junior Subordinated Debentures in certain circumstances as described above.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions or any redemption or liquidation amounts by the Trust regarding the Capital Securities and the Common Securities will be made proportionately based on the total liquidation amounts of the securities. However, if First Security is in default under the Junior Subordinated Debentures, the Trust will make no payments on the Common Securities until all unpaid amounts on the Capital Securities have been provided for or paid in full.

TRUST ENFORCEMENT EVENTS

     An event of default under the Indenture constitutes an event of default under the Declaration of Trust. We refer to such an event as a "Trust Enforcement Event". For more information on events of default under the Indenture, see below under the caption "Description of the Junior Subordinated Debentures -- Events of Default" in the accompanying prospectus. Upon the occurrence and continuance of a Trust Enforcement Event, the Property Trustee, as the sole holder of the Junior Subordinated Debentures, will have the right under the Indenture to declare the principal amount of the Junior Subordinated Debentures due and payable.

     If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures, any holder of Capital Securities may, to the extent permitted by applicable law, institute a legal proceeding against First Security to enforce the Property Trustee's rights under the Junior Subordinated Debentures and the Indenture without first instituting legal proceedings against the Property Trustee or any other person. In addition, if the Trust Enforcement Event is due to the failure of First Security to pay interest or principal on the Junior Subordinated Debentures when due, then the registered holder of Capital Securities may institute a direct action on or after the due date directly against First Security for enforcement of payment to that holder of the principal of or interest on the Junior Subordinated Debentures having a principal equal to the total liquidation amount of that holder's Capital Securities. In connection with such a direct action, First Security will have the right under the Indenture to set off any payment made to that holder by First Security. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

     Pursuant to the Declaration of Trust, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event regarding the Common Securities until all Trust Enforcement Events have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the enforcement actions of the Property Trustee.

VOTING RIGHTS

     Except as provided below under the caption "Description of the Guarantees -- Amendments" in the accompanying prospectus and as otherwise required by law, the holders of the Capital Securities will have no voting rights.

REMEDIES

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the holders of a majority of all outstanding Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or to direct the exercise of any power conferred upon the Property Trustee under the Declaration of Trust, including the right to direct the Property Trustee, as holder of the Junior Subordinated Debentures, to:

     - exercise the remedies available to it under the Indenture as a holder of the Junior Subordinated Debentures, including the right to rescind or annul a declaration that the principal of all the Junior Subordinated Indentures will be due and payable;

     - consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures; or

     - waive any past default that is waivable under the Indenture.

     However, where a consent or action under the Indenture would require the consent or action of the holders of more than a majority of the total principal amount of Junior Subordinated Debentures affected by it, only the holders of that greater percentage of the Capital Securities may direct the Property Trustee to give the consent or to take such action. See below under the caption "Description of the Junior Subordinated Debentures -- Meetings, Modification and Waiver" in the accompanying prospectus.

     If an event of default under the Indenture has occurred and is continuing, the holders of 25% of the total liquidation amount of the Capital Securities may direct the Property Trustee to declare the principal and interest on the Junior Subordinated Debentures due and payable.

MEETINGS

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote to be given to each holder of record of
Capital Securities in the manner described in the Declaration of Trust.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel its Capital Securities in accordance with the Declaration of Trust.

GLOBAL SECURITIES; BOOK-ENTRY ISSUE

     We expect that the Capital Securities will be issued in the form of global securities held by The Depository Trust company as described under the captions "Description of the Capital Securities -- Global Securities" and "Book-Entry Issuance" in the accompanying prospectus.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the Declaration of Trust and, after a Trust Enforcement Event which has not been cured or waived, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration of Trust at the request of any holder of Capital Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred in connection with taking that action.

              CERTAIN TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

     We have summarized below certain terms of the Junior Subordinated Debentures. This summary supplements the general description of these securities in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the Junior Subordinated Debentures. For more information, we refer you to the Indenture and the form of the Junior Subordinated Debentures, which we filed as exhibits to the registration statement of which the accompanying prospectus is a part.

     The Junior Subordinated Debentures will be issued pursuant to an Indenture to be entered into between First Security and The First National Bank of Chicago, as trustee (which we refer to as the "Indenture Trustee").

INTEREST RATE AND MATURITY

     The Junior Subordinated Debentures will bear interest at the annual rate of %, payable quarterly in arrears on March 31, June 30, September 30 and
December 31 of each year, beginning           , 1999. Interest payments not paid
when due will themselves accrue additional interest at the annual rate of      %
on the amount of unpaid interest, to the extent permitted by law, compounded quarterly. The amount of interest payable for any period will be computed based on a 360 day year comprised of twelve 30 day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of a 30 day month and, for periods of less than a month, the actual number of days elapsed per 30 day month. The interest payment provisions for the Junior Subordinated Debentures correspond to the distribution provisions of the Capital Securities.

     The Junior Subordinated Debentures do not have a sinking fund. This means that First Security is not required to make any principal payments prior to maturity.

     The Junior Subordinated Debentures will mature on           , 2029. In
certain circumstances, however, First Security will have the right to shorten the maturity of the Junior Subordinated Debentures to not earlier than
          , 2014. See below under the caption "-- Option to Shorten Maturity Date" in this section.

RANKING

     The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all senior debt of First Security.

     As a holding company, First Security's assets primarily consist of the equity securities of its subsidiaries. As a result, the ability of holders of the Junior Subordinated Debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary.

     The Capital Securities, the Junior Subordinated Debentures and the Guarantee do not limit the ability of First Security and its subsidiaries to incur additional debt, including debt that ranks senior in priority of payment to the Junior Subordinated Debentures and the Guarantee. At December 31, 1998, approximately $609 million of senior debt of First Security was outstanding. In addition, the Junior Subordinated Debentures will be effectively subordinated to all existing and future obligations of First Security's subsidiaries. At December 31, 1998, approximately $6 billion of debt of First Security's subsidiaries was outstanding.

REDEMPTION

     First Security has the option to redeem some or all of the Junior Subordinated Debentures before their maturity. For more information, see above under the caption "Certain Terms of the Capital Securities -- Redemption" in this prospectus supplement.

OPTION TO SHORTEN MATURITY DATE

     If a Tax Event, as described above under the caption "Certain Terms of the Capital Securities -- Redemption -- Redemption Upon a Special Event" in this prospectus supplement occurs, First Security will have the right to shorten the stated maturity of the Junior Subordinated Debentures to the minimum extent required so that interest on the Junior Subordinated Debentures will be deductible by First Capital for United States federal income tax purposes. In no event, however, may the resulting maturity of the Junior Subordinated Debentures be less than 15 years from the date of original issuance.

     First Security may only shorten the stated maturity if it has received:

     - an opinion of nationally recognized independent counsel experienced in such matters to the effect that:

          - after the shortening of maturity, interest paid on the Junior Subordinated Debentures will be deductible by First Security for United States federal income tax purposes;

          - the holders of Capital Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the shortening of maturity, and will be taxed under United States federal income tax law in the same amount, in the manner and at the same times as would have been the case if the shortening of maturity had not occurred; and

          - the shortening of maturity will not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes; and

     - the prior approval of the Federal Reserve, if then required to do so under the Federal Reserve's capital rules.

DISTRIBUTION OF JUNIOR SUBORDINATED
  DEBENTURES

     If the Property Trustee distributes the Junior Subordinated Debentures to the holders of the Capital Securities and the Common Securities upon the liquidation of the Trust, First Security will cause the Junior Subordinated Debentures to be issued in denominations of $25 principal amount and integral multiples thereof. First Security anticipates that the Junior Subordinated Debentures would be distributed in the form of one or more global securities and that DTC, would act as depositary for the Junior Subordinated Debentures. The depositary arrangements for the Junior Subordinated Debentures would be substantially the same as those in effect for the Capital Securities.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see "Book-Entry Issuance" in the accompanying prospectus.

OPTION TO DEFER INTEREST PAYMENTS

     First Security can defer interest payments on the Junior Subordinated Debentures for up to 20 consecutive quarterly interest payment periods if the Junior Subordinated Debentures are not in default. A deferral of interest payments cannot extend, however, beyond the maturity date of the Junior Subordinated Debentures. During the deferral period, interest will continue to accrue on the Junior Subordinated Debentures, compounded quarterly, and deferred
interest payments will accrue additional interest at      %. No interest will be
due and payable on the Junior Subordinated Debentures until the end of the deferral period except upon a redemption of the Junior Subordinated Debentures during a deferral period.

     First Security may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or on any redemption date, First Security will be obligated to pay all accrued and unpaid interest.

     Once First Security pays all accrued and unpaid interest on the Junior Subordinated Debentures, it can again defer interest payments on the Junior Subordinated Debentures as described above.

    CERTAIN LIMITATIONS DURING A DEFERRAL PERIOD

     During any deferral period, neither First Security or any of its subsidiaries will be permitted to:

     - pay a dividend or make any other payment or distribution on First Security's capital stock;

     - redeem, purchase or make a liquidation payment on any of First Security's capital stock;

     - make an interest, principal or premium payment, or repay, repurchase or redeem, any of First Security's debt securities that rank equal with or junior to the Junior Subordinated Debentures; or

     - make any guarantee payment regarding any guarantee by First Security of debt securities of any of its subsidiaries, if the guarantee ranks equal with or junior to the Junior Subordinated Debentures.

     However, at any time, including during any deferral period, First Security will be permitted to:

     - pay dividends or distributions in additional shares of its capital stock;

     - make payments under the guarantee in respect of the Capital Securities and Common Securities;

     - declare or pay a dividend in connection with the implementation of a shareholders' rights plan, issue stock under such a plan or repurchase such rights; and

     - purchase common stock for reissuance pursuant to an employee benefit, dividend reinvestment or stock repurchase plan or for issuance in an acquisition transaction that was entered into prior to the commencement of that deferral period.

     NOTICE

     If the Property Trustee is the sole holder of the Junior Subordinated Debentures, then First Security will give the Trust, the Regular Trustees and the Property Trustee notice if it decides to defer interest payments on the Junior Subordinated Debentures. First Security will give that notice one business day before the earlier of:

     - the next date distributions on the Capital Securities are payable; or

     - the date the Trust is required to give notice to the New York Stock Exchange (or any other applicable self-regulatory organization) or to holders of the Capital Securities of the record date or the date any distribution is payable, but in any event at least one business day before the record date.

     The Regular Trustees will give notice to the holders of Capital Securities if First Security decides to defer interest payments on the Junior Subordinated Debentures.

     If the Property Trustee is not the sole holder of the Junior Subordinated Debentures, First Security will give the holders notice of any deferral period ten business days prior to the earlier of:

     - the next interest payment date; or

     - the date First Security is required to give notice to the New York Stock Exchange (or any other applicable self-regulatory organization) or to holders of the Junior Subordinated Debentures of the record date or payment date of any related interest payment, but in any event at least two business days prior to the record date.

MISCELLANEOUS

     The Indenture requires First Security, as issuer of the Junior Subordinated Securities, to pay all fees and expenses related to:

     - the issuance and exchange of the Capital Securities and the Junior Subordinated Debentures;

     - the organization, maintenance and dissolution of the Trust;

     - the retention of the Trustees; and

     - the enforcement by the Property Trustee of the rights of the holders of the Capital Securities.

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
              THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of distributions and other amounts due on the Capital Securities are irrevocably guaranteed by First Security, to the extent the Trust has funds available for the payment of such distributions, as described under "Description of the Guarantees" in the accompanying prospectus. If First Security does not make payments under the Junior Subordinated Debentures, the Trust will not have sufficient funds to pay distributions or other amounts due on the Capital Securities.

     The Guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay such distributions. In that event, a holder of Capital Securities may institute a legal proceeding directly against First Security to enforce payment of the Junior Subordinated Debentures to such holder in accordance with their terms, including First Security's right to defer interest payments.

     Taken together, First Security's obligations under the Declaration of Trust, the Junior Subordinated Debentures, the Indenture and the Guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest, principal and other payments are made when due on the Junior Subordinated Debentures, those payments will be sufficient to cover distributions and other payments due on the Capital Securities because of the following factors:

     - the total principal amount of the Junior Subordinated Debentures will be equal to the sum of the total stated liquidation amount of the Capital Securities and the Common Securities;

     - the interest rate and payment dates on the Junior Subordinated Debentures will match the distribution rate and payment dates for the Capital Securities;

     - First Security, as borrower, will pay, and the Trust will not be obligated to pay, all costs, expenses and liabilities of the Trust except the Trust's obligations under the Capital Securities and Common Securities; and

     - the Declaration of Trust further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

     First Security has the right to set-off any payment it is otherwise required to make under the Indenture with and to the extent First Security makes a related payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL
     SECURITIES

     If a Trust Enforcement Event occurs, the holders of Capital Securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the Junior Subordinated Debentures against First Security. In addition, the holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration of Trust, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Junior Subordinated Debentures. The Indenture provides that the Indenture Trustee will give holders of Junior Subordinated Debentures notice of all events of default within 30 days after their occurrence.

     If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures in respect of an event of default under the Indenture after a holder of Capital Securities has made a written request, such holder may, to the extent permitted by applicable law, institute a legal proceeding against First Security to enforce the Property Trustee's rights under the Junior Subordinated Debentures. In addition, if First Security fails to pay interest or principal on the Junior Subordinated Debentures, a holder of Capital Securities may institute a proceeding directly against First Security for enforcement of payment to that holder of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the total liquidation amount of that holder's Capital Securities (which we refer to as a "direct action"). In connection with such a direct action, First Security will have the right under the Indenture to set off any payment made to such holder by First Security. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

LIMITED PURPOSE OF TRUST

     The Capital Securities evidence undivided beneficial ownership interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing the Common Securities and Capital Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of Capital Securities and a holder of Junior Subordinated Debentures is that a holder of Junior Subordinated Debentures is entitled to receive from First Security the principal of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive distributions to the extent the Trust has funds available for the payment of such distributions.

RIGHTS UPON TERMINATION

     Upon any dissolution, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, subject to the rights of any creditors of the Trust, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of First Security, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of First Security, subordinated in right of payment to all senior debt as described in the Indenture, but entitled to receive payment in full of principal and interest before any stockholders of First Security receive payments or distributions. Because First Security is the guarantor under the Guarantee and, under the Indenture, has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Capital Securities), the positions of a holder of Capital Securities and a holder of the Junior Subordinated Debentures relative to other creditors and to stockholders of First Security in the event of liquidation or bankruptcy of First Security would be substantially the same.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a description of the material United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities. Where noted, it constitutes the opinion of Ray, Quinney & Nebeker, special United States federal income tax counsel to First Security and the Trust.

     Except where we state otherwise, this summary deals only with Capital Securities held as capital assets by a holder who:

     - is a United States person (as defined below), and

     - purchases the Capital Securities upon original issuance at their original issue price.

     A "United States person" is a holder who is one of the following:

     - a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States;

     - an estate the income of which is subject to United States federal income taxation regardless of its source;

     - any trust if:

          - a court within the United States is able to exercise primary supervision over the administration of such trust; and

          - one or more United States persons have the authority to control all the substantial decisions of such trust; or

     - a trust that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

     Your tax treatment may vary depending on your particular situation. This summary does not address all the tax consequences that may be relevant to holders that are subject to special tax treatment, such as:

     - banks;

     - real estate investment trusts;

     - regulated investment companies;

     - insurance companies;

     - dealers in securities or currencies;

     - tax-exempt investors;

     - persons holding Capital Securities as part of a hedging, conversion or constructive sale transaction;

     - persons holding Capital Securities as part of a straddle; or

     - foreign investors.

     In addition, this summary does not include any description of the following, either of which may be applicable to you:

     - any alternative minimum tax consequences; or

     - the tax laws of any state, local or foreign government.

     This summary is based on the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), the Treasury regulations promulgated under the Code and administrative and judicial interpretations. These income tax laws, regulations and interpretations, however, may change at any time. Any change could be retroactive to the issuance date of the Capital Securities.

     The authorities on which this summary is based are subject to various interpretations and the opinions of Ray, Quinney & Nebeker are not binding on the Internal Revenue Service (which we refer to as "IRS") or the courts. Either the IRS or the courts could disagree with the explanations or conclusions contained in this summary. Nevertheless, Ray, Quinney & Nebeker has advised us that they believe that the opinions expressed in this summary, if challenged, would be sustained by a court with jurisdiction in a properly presented case.

     You should consult your own tax advisor regarding the tax consequences to you of the purchase, ownership and disposition of the Capital Securities, including the tax consequences under state, local, foreign, and other tax laws. For a discussion of the possible redemption of the Capital Securities upon the occurrence of a tax event, see "Certain Terms of the Capital
Securities -- Special Event Redemption" in this prospectus supplement.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Capital Securities, Ray, Quinney & Nebeker is of the opinion that under current law and assuming full compliance with the terms of the Declaration of Trust, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial ownership interest in the Junior Subordinated Debentures. Thus, you will be required to include in your gross income your proportionate share of the interest income or original issue discount that is paid or accrued on the Junior Subordinated Debentures. See below under the caption "-- Interest Income and Original Issue Discount" in this section.

CLASSIFICATION OF THE JUNIOR SUBORDINATED
     DEBENTURES

     First Security, the Trust and you (by your acceptance of a beneficial ownership interest in a Capital Security) agree to treat the Junior Subordinated Debentures as debt for all United States tax purposes. In connection with the issuance of the Junior Subordinated Debentures, Ray, Quinney & Nebeker is of the opinion that, under current law and based on certain representations, facts and assumptions set forth in such opinion, the Junior Subordinated Debentures will be classified as debt for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     You will generally be taxed on the stated interest on the Junior Subordinated Debentures as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting. We anticipate that the Junior Subordinated Debentures will not be issued with an issue price that is less than their stated redemption price at maturity and that the Junior Subordinated Debentures will therefore not be subject to the special original issue discount (which we refer to as "OID") rules, at least upon initial issuance.

     If, however, First Security exercises its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at such time. In such case, you will be subject to the special OID rules described below. Once the Junior Subordinated Debentures become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

     Under the OID economic accrual rules, the following occur:

     - you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Junior Subordinated Debentures using the constant-yield-to-maturity method of accrual described in section 1272 of the Code;

     - any amount of OID included in your gross income (whether or not during a deferral period) regarding the Capital Securities would increase your tax basis in such Capital Securities; and

     - the actual cash payments of interest you receive on the Junior Subordinated Debentures in respect of such accrued OID would reduce your tax basis in such Capital Securities.

     The Treasury regulations dealing with OID have not yet been addressed in any rulings or other interpretations by the IRS. It is possible, though unlikely, that the IRS might assert that the Junior Subordinated Debentures were issued initially with OID. If the IRS were successful, regardless of whether First Security exercises its option to defer payments of interest on such Junior Subordinated Debentures, you would be subject to the special OID rules described above.

     If you are a corporate holder of Capital Securities, you will not be entitled to a dividends-received deduction regarding any income you recognize regarding the Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED
     DEBENTURES OR CASH UPON LIQUIDATION
     OF THE TRUST

     As described under the caption "Certain Terms of the Capital
Securities -- Optional Liquidation of the Trust and Distribution of Junior Subordinated Debentures" in this prospectus supplement, the Junior Subordinated Debentures held by the Trust may be distributed to you in exchange for your Capital Securities if the Trust is liquidated before the maturity of the Junior Subordinated Debentures, as long as it first receives:

     - the approval of the Federal Reserve to do so, if that approval is then required under the Federal Reserve's capital rules; and

     - an opinion of an independent counsel to the effect that the distribution of the Junior Subordinated Debentures will not be taxable to you.

     Upon such a distribution, you will receive your proportionate share of the Junior Subordinated Debentures previously held indirectly through the Trust. Your holding period and total tax basis in the Junior Subordinated Debentures will equal the holding period and total tax basis that you had in your Capital Securities before the distribution.

     In certain circumstances described above under the captions "Certain Terms of the Capital Securities -- Special Event Redemption" and "-- Redemption" in this prospectus supplement, First Security may redeem the Junior Subordinated Debentures and distribute cash in liquidation of the Trust. This distribution of cash would be taxable as described below under "-- Sales of Capital Securities or Redemption of Junior Subordinated Debentures" in this section.

     If you receive Junior Subordinated Debentures in exchange for your Capital Securities, you would accrue interest in respect of the Junior Subordinated Debentures received from the Trust in the manner described above under the caption "-- Interest Income and Original Issue Discount" in this prospectus supplement.

SALES OF CAPITAL SECURITIES OR REDEMPTION OF
     JUNIOR SUBORDINATED DEBENTURES

     If you sell your Capital Securities or receive cash upon redemption of the Junior Subordinated Debentures, you will recognize gain or loss equal to the difference between:

     - the amount realized on the sale or redemption; and

     - your adjusted tax basis in your Capital Securities or Junior Subordinated Debentures.

     Your gain or loss will be a capital gain or loss, provided that you held the Capital Securities as a capital asset, except to the extent any amount realized is treated as payment of accrued but unpaid interest (other than OID). The gain or loss will generally be a long-term capital gain or loss if you have held your Capital Securities for more than one year. Long-term capital gains of individuals are taxed at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS

     The following discussion only applies to you if you are not a United States person. As discussed above, the Capital Securities will be treated as evidence of indirect beneficial ownership interests in the Junior Subordinated Debentures. See above under the caption "-- Classification of the Trust" in this section. Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

     (1) no withholding of United States federal income tax will be required regarding the payment by First Security or any paying agent of principal or interest (which for purposes of this discussion includes any OID) to you on the Capital Securities (or the Junior Subordinated Debentures) if you meet all of the following requirements:

          - you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of First Security entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder;

          - you are not a controlled foreign corporation that is related to First Security through stock ownership;

          - you are not a bank whose receipt of interest on the Junior Subordinated Debentures is described in section 881(c)(3)(A) of the Code; and

          - you satisfy the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

     (2) no withholding of United States federal income tax generally will be required regarding any gain you realize upon the sale or other disposition of the Capital Securities (or the Junior Subordinated Debentures).

     To satisfy the requirement referred to in (1) above, you, or a financial institution holding the Capital Securities on your behalf, must provide, in accordance with specified procedures, to the Trust or its paying agent, a statement to the effect that you are not a United States person. Currently, you can meet this requirement if one of the following occurs:

     - you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (this certification may be made on an IRS Form W-8 (or successor form)); or

     - a financial institution holding the Capital Securities on your behalf certifies, under penalties of perjury, that:

          - you provided it with a statement described above; and

          - the financial institution furnishes a paying agent with a copy of the statement.

     Under final Treasury regulations (which we refer to as the "Final Regulations"), the statement requirement referred to in (1) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999 regarding an offshore account or through certain foreign intermediaries.

     If you cannot satisfy the requirements of the "portfolio interest" exception described in (1) above, payments of premium, if any, and interest (including any OID) made to you, will be subject to a 30% United States withholding tax unless you provide First Security or its paying agent, as the case may be, with one of the following properly executed forms:

     - IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, this withholding tax under the benefit of a tax treaty; or

     - IRS Form 4224 (or successor form) stating that interest paid on the Capital Securities (or the Junior Subordinated Debentures) is not subject to this withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

     Under the Final Regulations, you will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

     If you are engaged in a trade or business in the United States and interest on the Capital Securities (or Junior Subordinated Debentures) is effectively connected with the conduct of your trade or business, you will be subject to United States federal income tax on such interest on a net income basis in the same manner as if you were a United States person. However, you will not be subject to withholding described above.

     In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable tax treaty) of your effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest would be included in your earnings and profits.

     You will generally not be subject to United States federal income tax on any gain you realize upon the sale or other disposition of the Capital Securities (or the Junior Subordinated Debentures) unless:

     - the gain is effectively connected with your trade or business in the United States;

     - you are an individual and you are present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement and certain other conditions are met; or

     - the gain represents accrued interest on the Junior Subordinated Debentures and you did not satisfy the requirements for the "portfolio interest" exception described in (1) above.

INFORMATION REPORTING AND BACKUP
     WITHHOLDING

     Income on the Capital Securities held of record by United States persons (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. Such income will be reported to you on IRS Form 1099, which should be mailed to the holders of record prior to January 31 following each calendar year.

     "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States persons unless you:

     - furnish your taxpayer identification number in the manner prescribed in applicable Treasury regulations;

     - certify that such number is correct;

     - certify as to no loss of exemption from backup withholding; and

     - meet certain other conditions.

     In general, no information reporting or backup withholding will be required regarding payments made by the Trust or any paying agent to non-United States persons if a statement described in (1) under "Non-United States Holders" has been received and the payor does not have actual knowledge that you are a United States person.

     In addition, backup withholding and information reporting may apply to the proceeds from disposition of Capital Securities (or Junior Subordinated Debentures) within the United States or conducted through certain United States related financial intermediaries unless the statement described in (1) under "Non-United States Holders" has been received (and the payor does not have actual knowledge that you are a United States person) or you otherwise establish an exemption.

     Any amounts withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     Each fiduciary of an employee benefit plan subject to Title I of ERISA, a plan described in Section 4975 of the Code, including an individual retirement arrangement or a Keogh plan, and any entity whose underlying assets include "plan assets" by reason of any such employee benefit plan's or plan's investment in such entity (each of which we refer to as a "Plan") should consider the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, such a fiduciary should consider, among other factors, that each Plan investing in the Capital Securities will be deemed to have represented that the Plan's purchase of the Capital Securities is covered by one or more specified prohibited transaction class exemptions. Plan fiduciaries should also consider whether the Plan's investment in the Capital Securities would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing their Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") regarding such a Plan. A violation of these "prohibited transaction" rules may result in an excise tax, penalty or other liabilities under ERISA and/or Section 4975 of the Code for such persons or, in the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax-exempt status, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(2) of the Code) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (which we refer to as the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and
Section 4975 of the Code if assets of a Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as debt under applicable local law and which has no substantial equity features. Under one such exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church or foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (which we refer to collectively, as "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering of the Capital Securities or thereafter, and no monitoring or other measures will be taken regarding the satisfaction of the conditions to this exception. All of the common securities will be purchased and held by First Security.

     It is possible that the Capital Securities may qualify as "publicly-offered securities" under the Plan Assets Regulation. "Publicly-offered securities" within the meaning of the Plan Assets Regulation are:

     - widely held (i.e., owned by more than 100 investors independent of First Security and of each other);

     - freely transferable; and

     - sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

     If the Capital Securities are "publicly offered securities", the underlying assets of the Trust would not be deemed to be "plan assets" of investing Plans. The Underwriters expect:

     - that the Capital Securities will be held by at least 100 independent investors at the conclusion of the offering of the Capital Securities;

     - that there will be no restrictions imposed on the transfer of the Capital Securities; and

     - that the Capital Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then will be timely registered under the Securities Exchange Act of 1934.

     There can be no assurance that this or any of the other exceptions set forth in the Plan Assets Regulation will apply to the Capital Securities, and, as a result, under the terms of the Plan Assets Regulation, an investing Plan's assets could be considered to include an undivided interest in the assets held by the Trust (including the Junior Subordinated Debentures), and transactions by the Trust could be subject to the fiduciary responsibility provision of Title I of ERISA.

     Regardless of whether the assets of the Trust are deemed to be "plan assets" of Plans investing in the Trust, as discussed above, the acquisition and holding of the Capital Securities with "plan assets" of a Plan could itself result in a prohibited transaction. The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the Capital Securities by a Plan. These class exemptions are:

     - PTCE 96-23 (for certain transactions determined by "in-house asset managers");

     - PTCE 95-60 (for certain transactions involving insurance company general accounts);

     - PTCE 91-38 (for certain transactions involving bank collective investment funds);

     - PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

     - PTCE 84-14 (for certain transactions determined by independent "qualified professional asset managers").

     Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan's investment in the Capital Securities.

     Any purchaser of the Capital Securities that is an insurance company using assets of its general account should note that, based on the reasoning of the United States Supreme Court set forth in John Hancock Mutual Life Insurance Company v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of Plans investing in such general account (e.g., through the purchase of an annuity contract).

     On December 22, 1997, the DOL issued a proposed regulation (64 F.R. 66908) under Section 401(c) of ERISA intended to provide guidance on which assets held by an insurance company in its general account constitute "plan assets" in cases where such insurer has issued, on or before December 31, 1998, policies or contracts to or for the benefit of a Plan that are supported by assets of such insurer's general account and when the underlying general account assets will not be deemed to be assets of such Plan if the insurer satisfies the require-ments of such regulation (if adopted as proposed).

     Section 401(c) of ERISA also provides for certain other temporary and transitional rules concerning the application of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to assets of an insurer's general account that support insurance policies or contracts issued by the insurer. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA and the proposed regulations thereunder. Any insurance company considering the use of its general account assets to purchase Capital Securities should consult with its counsel concerning these and other matters affecting its purchase decision.

     Because of ERISA's prohibitions and those of Section 4975 of the Code, discussed above, the Capital Securities, or any interest therein, should not be purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchase and holding is covered by the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable class or individual exemption). Accordingly, each purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either:

     - it is not a Plan and no part of the assets to be used by it to purchase and/or hold such Capital Securities or any interest therein constitutes "plan assets" of any Plan; or

     - it is itself a Plan, or is purchasing or holding the Capital Securities or an interest therein on behalf of or with "plan assets" of one or more Plans, and each such purchase and holding of such securities satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable class or individual exemption).

     Although, as noted above, governmental plans are not subject to ERISA, including the prohibited transaction provisions thereof, or of Section 4975 of the Code, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and Section 4975 of the Code discussed above. Similarly, fiduciaries of other plans not subject to ERISA may be subject to other legal restrictions under applicable laws that are similar to ERISA. Accordingly, fiduciaries of governmental plans or other plans not subject to ERISA, in consultation with their advisors, should consider the impact of their respective state laws on their investment in Capital Securities, and the considerations discussed above, to the extent applicable.

     Due to the complexity of the fiduciary responsibility and prohibited transaction rules described above and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel, prior to any such purchase, regarding the potential applicability of ERISA and Section 4975 of the Code to such investment and whether any exemption would be applicable and determine on their own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition and holding of Capital Securities by the purchaser Plan are entitled to full exemption relief thereunder.

                                  UNDERWRITING

     Based on the terms and conditions of an underwriting agreement (which we refer to as the "Underwriting Agreement"), the Trust has agreed to sell to each of the underwriters named below (which we refer to as the "Underwriters") and each of the Underwriters has severally agreed to purchase from the Trust the liquidation amount of Capital Securities set forth opposite its name below:

                                   LIQUIDATION
                                    AMOUNT OF
    UNDERWRITERS                CAPITAL SECURITIES
    ------------                ------------------
    Lehman Brothers Inc. .....       $
    First Security Van Kasper,
      Inc. ...................
                                     --------
        Total.................       $
                                     ========

     The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Capital Securities are subject to the satisfaction of certain conditions, including the approval of certain legal matters by their counsel. The Underwriters are obligated to purchase all of the Capital Securities if they purchase any of them.

     In addition, First Security and the Trust have granted the Underwriters an
option to purchase up to a total of $          additional aggregate liquidation
amount of Capital Securities solely to cover over-allotments. Any or all of that option may be exercised at any time until 30 days after the date of the Underwriting Agreement. To the extent that the Underwriters exercise the option, they will be committed, subject to certain conditions, to purchase the aggregate liquidation amount of additional Capital Securities proportionate to each of their initial commitments as indicated in the table above.

     First Security and the Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute regarding payments which the Underwriters may be required to make.

COMMISSIONS AND DISCOUNTS

     The Underwriters will offer the Capital
Securities directly to the public at $25 per Capital Security plus accrued and unpaid distributions, if any. The Underwriters may also offer the Capital Securities to certain selected securities dealers at the above mentioned offering price less a concession of $ per Capital Security. The Underwriters may
allow, and such dealers may reallow, a discount not in excess of $     per
Capital Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     Since the proceeds from the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures, First Security has agreed to pay to
the Underwriters an underwriting commission of $     per Capital Security.

     First Security will pay certain expenses, which it expects to be approximately $ , in connection with the offer and sale of the Capital Securities.

NEW YORK STOCK EXCHANGE LISTING

     Before this offering, there has been no established public trading market for the Capital Securities. First Security expects that the Capital Securities will be approved for listing on the New York Stock Exchange within 30 days of their issuance. If listed, trading of the Capital Securities is expected to begin within 30 days of the issuance of the Capital Securities. In order to meet all of the requirements for listing the Capital Securities on the New York Stock Exchange, the Underwriters have agreed to sell the Capital Securities to a minimum of 400 beneficial holders. The Underwriters have advised First Security that they intend to make a market in the Capital Securities prior to the commencement of trading on the New York Stock Exchange. The Underwriters are not, however, obligated to do so and may discontinue market making at any time without notice. We cannot assure you that an active trading market will be available for the Capital Securities, whether or not they are listed on the New York Stock Exchange, or that you will be able to sell Capital Securities at the price you originally paid for them.

NO SALES OF SIMILAR SECURITIES

     First Security and the Trust have agreed that for 30 business days after the date of this prospectus supplement they will not directly or indirectly offer, sell, offer to sell, or grant any option for the sale of any Capital Securities or Junior Subordinated Debentures or any securities convertible or exchangeable into, or exercisable for, Capital Securities or Junior Subordinated Debentures, or any debt securities substantially similar to Junior Subordinated Debentures or any equity securities substantially similar to the Capital Securities, except for the Capital Securities and Junior Subordinated Debentures described in this prospectus supplement, without the prior written consent of Lehman Brothers Inc.

CONFIRMATION TO DISCRETIONARY ACCOUNTS NOT
     PERMITTED

     The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

PRICE STABILIZATION AND SHORT POSITIONS

     In connection with the sale of the Capital Securities, SEC rules permit the Underwriters to engage in transactions that stabilize the price of the Capital Securities. These transactions may include purchases for the purpose of fixing or maintaining the price of the Capital Securities. The Underwriters may create a short position in the Capital Securities in connection with the offering. That means they may sell a larger number of the Capital Securities than is shown on the cover page of this prospectus supplement. If they create a short position, the Underwriters may purchase Capital Securities in the open market to reduce the short position. If the Underwriters purchase the Capital Securities to stabilize the price or to reduce their short position, the price of the Capital Securities could be higher than it might be if they had not made such purchases. The Underwriters make no representation or prediction about any effect that these purchases may have on the price of the Capital Securities. The Underwriters may suspend any of these activities at any time.

     The Underwriters may also impose a penalty bid on certain dealers and selling group members. This means that if the representatives of the Underwriters purchase Capital Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Capital Securities, they may reclaim the amount of the selling concession from the Underwriters or selling group members who sold those securities as part of this offering.

NASD REQUIREMENTS

     The underwriting and agency arrangements for the offering of the Capital Securities will comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (which we refer to as the "NASD") regarding an NASD member firm's participating in distributing the securities of its affiliate.

AFFILIATIONS

     The Underwriters have in the past and expect that they may in the future engage in transactions with and perform services for First Security and its subsidiaries in the ordinary course of their businesses, for which they received, and in the future expect that they will receive, customary fees. In addition, one of the Underwriters, First Security Van Kasper, Inc., is a wholly owned subsidiary of First Security.

                           $

                          FIRST SECURITY(R) CAPITAL II

                                    SKIS(SM)
                      % SUBORDINATED CAPITAL INCOME SECURITIES
                 (Liquidation amount $25 per Capital Security) fully and unconditionally guaranteed, to the extent set forth herein, by

                       [FIRST SECURITY CORPORATION LOGO]

     ----------------------------------------------------------------------

                       PRELIMINARY PROSPECTUS SUPPLEMENT
                                            , 1999
     ----------------------------------------------------------------------

                                LEHMAN BROTHERS

                           FIRST SECURITY VAN KASPER

                "SKIS" is a service mark of Lehman Brothers Inc.

PROSPECTUS
                                  $500,000,000

                          FIRST SECURITY(R) CAPITAL II
                         FIRST SECURITY(R) CAPITAL III
                          FIRST SECURITY(R) CAPITAL IV
                          FIRST SECURITY(R) CAPITAL V

                              PREFERRED SECURITIES
              fully and unconditionally guaranteed, to the extent
                              set forth herein, by

                       [FIRST SECURITY CORPORATION LOGO]
                 ---------------------------------------------

                              79 South Main Street
                           Salt Lake City, Utah 84130
                                 (801) 246-5706
                  -------------------------------------------

These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. These terms and prices will be described in more detail in one or more supplements to this prospectus, which will be distributed at the time the securities are offered.
                  -------------------------------------------

YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT CAREFULLY BEFORE YOU INVEST.
                  -------------------------------------------

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY OF THE SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                  -------------------------------------------

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.
                  -------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 This prospectus is dated                , 1999

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
About this prospectus.................    1
Where You Can Find More Information
  about First Security................    2
Summary...............................    3
First Security........................    4
The Trusts............................    4
Use of Proceeds.......................    6
Ratio of Earnings to Fixed Charges and
  Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends...........................    6

                                        PAGE
                                        ----
Description of the Preferred
  Securities..........................    7
Description of the Guarantees.........   14
Description of the Junior Subordinated
  Debentures..........................   18
Book-Entry Issuance...................   27
ERISA Matters.........................   30
Plan of Distribution..................   30
Legal Opinions........................   31
Experts...............................   32

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that First Security Corporation, First Security Capital II, First Security Capital III, First Security Capital IV and First Security Capital V have filed with the Securities and Exchange Commission (which we refer to as the "SEC") using a "shelf" registration process. Under this shelf process, each of First Security Capital II, First Security Capital III, First Security Capital IV and First Security Capital V (which we refer to as the "Trusts") may sell its own Preferred Securities, guaranteed by the related Guarantees of First Security, as described in this prospectus, in one or more offerings up to a total dollar amount of $500,000,000 and invest the proceeds in Junior Subordinated Debentures issued by First Security. This prospectus provides you with a general description of the Capital Securities of each Trust and the related Guarantees and Junior Subordinated Debentures. Each time that one of the Trusts sells its Capital Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with any additional information that we refer you to as discussed under "Where You Can Find More Information About First Security".

     When we refer to "First Security" in this prospectus, we mean First Security Corporation. When we use the term "we", we mean First Security and the Trusts collectively.

                            WHERE YOU CAN FIND MORE
                        INFORMATION ABOUT FIRST SECURITY

     First Security files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document which First Security files at the SEC's public reference rooms in Washington, D.C., New York, New York, Chicago, Illinois and Denver, Colorado. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. First Security's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov.

     The SEC allows First Security to "incorporate by reference" in this prospectus the information that First Security files with them, which means that First Security can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that First Security files later with the SEC will automatically update and supersede this information. First Security incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Preferred Securities:

     - Annual Report on Form 10-K for the year ended December 31, 1998; and

     - Current Reports on Form 8-K filed on January 22, 1999, January 29, 1999 and February 9, 1999.

     You may request a copy of these filings at no cost, by writing or telephoning First Security Corporation, Attention: Corporate Communications, 79 South Main Street, Salt Lake City, Utah 84111, telephone (801) 246-6000.

     This prospectus does not contain or incorporate by reference any separate financial statements of the Trusts. First Security does not believe that these financial statements are material to prospective holders of the Preferred Securities because:

     - all of the voting securities of the Trusts will be owned, directly or indirectly, by First Security, a reporting company under the Securities Exchange Act of 1934;

     - the Trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial ownership interests in their respective assets and investing these proceeds in the Junior Subordinated Debentures issued by First Security; and

     - the obligations of the Trusts under the Preferred Securities are guaranteed by First Security to the extent described in this prospectus.

     The Trusts are not currently subject to the informational reporting requirements of the Securities Exchange Act of 1934. The Trusts will become subject to such requirements upon the effectiveness of the registration statement, although First Security and the Trusts intend to seek and expect to receive exemptions from those reporting requirements.

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                    SUMMARY

     Each of the Trusts is a business trust recently organized under Delaware law by First Security. They may each offer, at prices and on terms to be determined at the time of sale, one series of their Preferred Securities. Each Trust will issue only one series of Preferred Securities. The Preferred Securities will represent undivided beneficial ownership interests in the assets of the applicable Trust. Unless the applicable prospectus supplement states otherwise, holders of Preferred Securities will receive cash distributions on a periodic basis and payments on liquidation, redemption or otherwise of the Preferred Securities as described in the applicable prospectus supplement.

     The Preferred Securities will be guaranteed on a subordinated basis by First Security to the extent described in this prospectus and the applicable prospectus supplement. First Security's obligations under the Guarantees will be subordinated to the same extent as its obligations under the Junior Subordinated Debentures.

     When a Trust issues a series of its Preferred Securities, it will also issue and sell to
First Security a series of Common Securities. The Trust will use the proceeds from the issuances of the Preferred Securities and Common Securities to purchase a corresponding series of Junior Subordinated Debentures from First Security. The Junior Subordinated Debentures purchased by the applicable Trust may be distributed subsequently on a proportionate basis to holders of Preferred Securities and Common Securities if that Trust were to be dissolved. The Trust may be dissolved subject to certain conditions that will be described in an accompanying prospectus supplement.

     Each Guarantee, when taken together with First Security's obligations under the corresponding series of Junior Subordinated Debentures, the Indenture under which the Junior Subordinated Debentures will be issued and the relevant declaration of trust, including First Security's obligations to pay the costs, expenses, debts and liabilities of each Trust (other than regarding the Preferred Securities and the Common Securities of the Trust), will constitute a full and unconditional guarantee on a subordinated basis by First Security of all payments due on the Preferred Securities.

                                 FIRST SECURITY

     First Security is a regional bank holding company headquartered in Salt Lake City, Utah. It owns and operates five banks, with offices in the seven western States of California, Idaho, New Mexico, Nevada, Oregon, Utah and Wyoming and several other financial services companies, some having a national presence. Through its subsidiaries, First Security provides commercial and agricultural loans, consumer banking, trust services, capital markets advice and municipal underwriting services, treasury management, investment management, data processing, leasing and securities brokerage services. At December 31, 1998, First Security and its subsidiaries had total consolidated assets of approximately $21.7 billion, deposits of $12.7 billion and shareholders' equity of $1.6 billion. First Security common shares are traded on the NASDAQ National Market System, and First Security files regular reports with the SEC. First Security has paid dividends regularly on its common stock since 1928.

     First Security's principal subsidiaries are First Security Bank, N.A., the largest bank in Utah with branches in Idaho, Oregon and Wyoming; First Security Bank of New Mexico, N.A., the third largest bank in New Mexico and the second largest bank in the Albuquerque market; and First Security Van Kasper, Inc., a registered investment advisor and broker dealer. First Security also owns banks in Nevada, California and southern New Mexico.

     First Security's executive offices are located at 79 South Main Street, Salt Lake City, Utah 84111 and its telephone number is (801) 246-6000.

                                   THE TRUSTS

PURPOSE AND OWNERSHIP OF THE TRUSTS

     Each of the Trusts is a business trust recently organized under Delaware law by First Security and the Trustees. The Trusts are being established solely for the following purposes:

     - to issue and sell the Preferred Securities, which represent undivided beneficial ownership interests in the assets of each Trust;

     - to issue and sell the Common Securities to First Security in a total liquidation amount equal to 3% of the total capital of each Trust;

     - to use the proceeds from the sale of the Common Securities and the Preferred Securities to acquire the Junior Subordinated Debentures from First Security; and

     - to engage in other activities that are directly related to the activities described above, such as registering the transfer of the Preferred Securities.

Because each Trust is being established only for the purposes listed above, the applicable series of Junior Subordinated Debentures will be the sole assets of the applicable Trust, and payments under the Junior Subordinated Debentures will be the sole source of income to that Trust.

     First Security, as issuer of the Junior Subordinated Debentures, will pay all fees, expenses and taxes related to each Trust and the offering of each Trust's Preferred Securities. First Security will also pay, in this capacity, all ongoing costs, expenses and liabilities of the Trusts, except obligations to make distributions and other payments on the Common Securities and the Preferred Securities.

     For so long as the Preferred Securities remain outstanding, First Security will covenant to:

     - own directly or indirectly all of the Common Securities;

     - cause each Trust to remain a business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the relevant declaration of trust;

     - use its commercially reasonable efforts to ensure that each Trust will not be an "investment company" for purposes of the Investment Company Act of 1940; and

     - take no action that would be reasonably likely to cause each Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

THE TRUSTEES

     Each of the Trust's business and affairs will be conducted by its five Trustees. In each case, three of the Trustees, the Regular Trustees of each Trust (which we refer to as the "Regular Trustees" with respect to each Trust), will be individuals who are employees of First Security. The fourth Trustee, the Property Trustee of each Trust (which we refer to as the "Property Trustee" with respect to each Trust), will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Preferred Securities of each Trust and will have the power to execute all rights and powers of a registered holder of Junior Subordinated Debentures under the Indenture. The fifth Trustee of each Trust will be the Delaware Trustee (which we refer to as the "Delaware Trustee" with respect to each Trust), which will maintain its principal place of business in Delaware and meet the requirements of Delaware law for Delaware business trusts. First Security has the right to appoint, remove and replace any of the Trustees of each Trust unless an event of default occurs under the Indenture. In that event, the holders of a majority in liquidation amount of the applicable Preferred Securities will have the right to remove and appoint the Property Trustee and the Delaware Trustee.

ADDITIONAL INFORMATION

     For additional information concerning the particular Trust issuing a series of Preferred Securities, see "The Trust" in the applicable prospectus supplement. We anticipate that the Trusts will not be required to file any reports with the SEC after the issuance of the Preferred Securities. As discussed below under the caption "Accounting Treatment", First Security will provide certain information concerning each of the Trusts and the Preferred Securities in the financial statements included in its own periodic reports to the SEC.

OFFICES OF THE TRUSTS

     The executive office of each Trust is c/o First Security Corporation, 79 South Main Street, Salt Lake City, Utah 84111, and its telephone number is (801) 246-6000.

                                USE OF PROCEEDS

     Each Trust will invest all of the net proceeds from the sale of any Preferred Securities in Junior Subordinated Debentures.

     Except as otherwise may be described in a prospectus supplement accompanying this prospectus, First Security expects to use the proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, which may include the repayment of debt, investments in or extensions of credit to its subsidiaries and the financing of possible acquisitions.

          RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     First Security's consolidated ratios of earnings to fixed charges and consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated are set forth below:

                                                                      YEAR ENDED DECEMBER 31,
                                                   --------------------------------------------------------------
                                                      1994         1995         1996         1997         1998
                                                   ----------   ----------   ----------   ----------   ----------
Earnings to Fixed Charges:
  Excluding Interest on Deposits.................    3.04x        2.23x        2.82x        2.41x        2.22x
  Including Interest on Deposits.................    1.70x        1.42x        1.59x        1.56x        1.53x
Earnings to Combined Fixed Charges and Preferred
  Stock Dividend Requirements:
  Excluding Interest on Deposits.................    3.04x        2.23x        2.82x        2.41x        2.22x
  Including Interest on Deposits.................    1.70x        1.42x        1.59x        1.56x        1.53x

     For purposes of computing the ratios of both earnings to fixed charges and earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest on deposits), capitalized interest, and the interest factor included in rents. Fixed charges, including interest on deposits, represent all interest expense, capitalized interest, and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, excluding interest on deposits, represent interest expense (except interest paid on deposits), capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements, and the interest factor included in rents. Combined fixed charges and preferred stock dividend requirements, including interest on deposits, represent all interest expense, capitalized interest, an amount equal to the pre-tax earnings required to meet applicable preferred stock dividend requirements, and the interest factor included in rents.

     First Security restated its ratio of earnings to fixed charges for 1994, for the calculation excluding interest on deposits, and 1995, for the calculations excluding and including interest on deposits, to give effect to its acquisition of California State Bank on May 30, 1998, which was accounted for by the pooling of interests method. For more information regarding the impact of this transaction on First Security's historical financial statements, see First Security's Current Report on Form 8-K dated October 1, 1998.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The following description of the terms and provisions of Preferred Securities summarizes certain general terms that will apply to each series of Preferred Securities. This description is not complete, and we refer you to the certificate of trust and the declaration of trust for each Trust and the form of the amended and restated declaration of trust, copies of which we filed as exhibits to the registration statement of which this prospectus is a part.

DECLARATION OF TRUSTS

     When a Trust issues a series of Preferred Securities, the declaration of trust relating to that Trust will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of Preferred Securities. Each Trust will issue only one series of Preferred Securities.

     The declaration of trust of each Trust will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The First National Bank of Chicago will act as Indenture Trustee under each relevant declaration of trust (which we refer to as the "Indenture Trustee" with respect to each Trust).

     Each series of Preferred Securities will represent undivided beneficial ownership interests in the assets of the applicable Trust. The holders of the Preferred Securities will be entitled to a preference in certain circumstances regarding distributions from the applicable Trust and amounts payable on redemption or liquidation over the corresponding series of Common Securities, as well as other benefits as described in the relevant declaration of trust.

SPECIFIC TERMS OF EACH SERIES

     Each time that a Trust issues a series of Preferred Securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of these Preferred Securities. These terms may include the following:

     - the distinctive designation of the Preferred Securities;

     - the number of Preferred Securities issued by the applicable Trust;

     - the annual distribution rate (or method of determining such rate) for Preferred Securities issued by the applicable Trust and the date or dates upon which such distributions will be payable;

     - whether distributions on Preferred Securities issued by the applicable Trust may be deferred and, if so, what the maximum number of distributions that may be deferred and the terms and conditions of such deferrals will be;

     - whether distributions on Preferred Securities issued by the applicable Trust will be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by each Trust will be cumulative;

     - the amount or amounts which will be paid out of the assets of the applicable Trust to the holders of Preferred Securities of the Trust upon voluntary or involuntary dissolution, winding up or termination of the applicable Trust;

     - the obligation, if any, of the applicable Trust to purchase or redeem Preferred Securities issued by the applicable Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by the applicable Trust will be purchased or redeemed, in whole or in part, pursuant to such obligation;

     - the voting rights, if any, of Preferred Securities issued by the applicable Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of

       Preferred Securities as a condition to specified action or amendments to the relevant declaration of trust; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by the applicable Trust, consistent with the declaration of the trust and with applicable law.

     All Preferred Securities that a Trust offers will be guaranteed by First Security to the extent set forth below under the caption "Description of the Guarantees" in this prospectus. The applicable prospectus supplement will also describe the United States federal income tax considerations applicable to each offering of Preferred Securities.

ISSUANCE OF COMMON SECURITIES

     In connection with the issuance of Preferred Securities, each Trust will issue a new series of Common Securities to First Security. Except as described below under the caption "-- Subordination" in this prospectus, the terms of the Common Securities issued by the applicable Trust will be substantially identical to the terms of the Preferred Securities. These terms will be defined in the relevant declaration of trust and will be summarized in the applicable prospectus supplement. These terms will specify the following:

     - the annual distribution rate (or method of determining that rate) and the date or dates upon which the distributions will be payable;

     - the rights of the applicable Trust to redeem the Common Securities and related provisions;

     - the voting rights of holders of the Common Securities;

     - any liquidation rights or similar restrictions;

     - and other specific terms of the Common Securities (not inconsistent with the relevant declaration of trust).

     SUBORDINATION

     The Common Securities will rank on a par with, and payments will be made on them on a proportionate basis with, the Preferred Securities issued by the applicable Trust, except that upon a "Trust Enforcement Event" (as defined below), the rights of the holders of the Common Securities to payments of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities.

     HOLDER OF COMMON SECURITIES

     Except in certain limited circumstances, the holder of the Common Securities of the applicable Trust will have sole power to appoint, remove or replace any of the trustees of the applicable Trust. All of the Common Securities of the applicable Trust will be directly or indirectly owned by First Security.

TRUST ENFORCEMENT EVENTS

     An event of default under the Indenture that has occurred and is continuing constitutes a "Trust Enforcement Event" under the relevant declaration of trust.

    REMEDIES OF HOLDERS OF PREFERRED SECURITIES AND THE PROPERTY TRUSTEE

     If a Trust Enforcement Event occurs and is continuing, then the holders of Preferred Securities of the applicable Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the Junior Subordinated Debentures against First Security. In addition, the holders of a majority in liquidation amount of the Preferred Securities of the applicable Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the relevant declaration of trust, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures.

     Upon the occurrence of a Trust Enforcement Event, the Property Trustee, as the holder of the Junior Subordinated Debentures, will have the right under the Indenture to declare the principal of and premium, if any, and interest on the Junior Subordinated Debentures held by the applicable Trust to be immediately due and payable.

     If the Property Trustee fails to enforce its rights regarding the Junior Subordinated Debentures held by the applicable Trust, any holder of Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding directly against First Security to enforce the Property Trustee's rights under these Junior Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of First Security to make any required payments on the Junior Subordinated Debentures when due, then a holder of Preferred Securities may, on or after the date that such payment was due, institute a proceeding directly against First Security for enforcement of payment on the Junior Subordinated Debentures having a principal amount equal to the total liquidation amount of the Preferred Securities held by that holder (we refer to such proceeding as a "Direct Action"). In connection with a Direct Action, First Security will have the right under the Indenture to set off any payment made to that holder by First Security. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of Junior Subordinated Debentures.

     REMEDIES OF HOLDERS OF COMMON SECURITIES

     The holder of the Common Securities will be deemed to have waived any Trust Enforcement Event regarding the Common Securities until all Trust Enforcement Events regarding the Preferred Securities have been cured, waived or otherwise eliminated. Until such a Trust Enforcement Event has been cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee regarding remedies under the relevant declaration of trust, and, therefore, the Indenture.

LIMITATION ON CONSOLIDATIONS, MERGERS AND
    SALE OF ASSETS

     Each of the Trusts may not consolidate, merge with or into, or sell or lease substantially all of its properties and assets to any corporation or other entity, unless:

     - a majority of the Regular Trustees consent to such a transaction;

     - the successor assumes all of the obligations of the Trust regarding the Preferred Securities, or substitutes other securities for the Preferred Securities with the same terms and other provisions as the Preferred Securities (which we refer to as "Successor Securities"), and regarding the Trustees;

     - if Successor Securities are issued, these securities are listed on the same national securities exchange on which the Preferred Securities were listed;

     - the transaction does not cause the Preferred Securities or the Successor Securities to be downgraded by a national ratings organization;

     - such transaction does not adversely affect the rights of the holders of the Preferred Securities in any material respect;

     - following the transaction, the Trust would not have to register as an "investment company" under the Investment Company Act of 1940;

     - First Security, or a successor which will own all of the Common Securities of the Trust or its successor, will guarantee the Preferred Securities, or the Successor Securities, to the same extent as the Preferred Securities are guaranteed by the Guarantee;

     - the Trust would continue to be classified as a grantor trust for United States federal income tax purposes, unless each holder of Preferred Securities consents to such a change; and

     - the holders of the Preferred Securities would continue to be treated as owning an undivided beneficial interest in the assets of the Trust, unless each holder of the Preferred Securities consents to such a change.

PAYING AGENT

     Unless the applicable prospectus supplement states otherwise, in the event that any Preferred Securities are not in the form of Global Securities, as described under "Book-Entry Issuance", each Trust will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Preferred Securities may be presented for payment by a Paying Agent.

     Each Trust may appoint a Paying Agent and may appoint one or more additional paying agents in such other locations as it may determine and change any Paying Agent without prior notice to the holders of Preferred Securities. Each Trust, or any of its affiliates, may act as Paying Agent regarding any series of Preferred Securities. Unless the applicable prospectus supplement states otherwise, the Property Trustee will act as Paying Agent for each series of Preferred Securities. In the event that the Property Trustee will no longer act as the Paying Agent, the Regular Trustees may appoint a successor, which will be a bank or trust company acceptable to First Security, to act as Paying Agent.

TRANSFER OF PREFERRED SECURITIES

     For each issue of Preferred Securities, the Property Trustee will keep a security register to provide for the transfer and registration of transfer of Preferred Securities. The following provisions apply to the transfer of Preferred Securities which are not issued in book-entry form:

     - Holders of any issue of Preferred Securities may exchange their securities for an equal principal amount of other Preferred Securities of different authorized denominations of the same issue and with the same terms.

     - No service charge will be made for any registration of transfer or exchange of Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

     - If the Preferred Securities are to be redeemed in part, the Trust will not be required:

          - to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption and ending at the close of business on the day of such mailing; or

          - to register the transfer or exchange of any Preferred Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

GLOBAL SECURITIES

     The Preferred Securities of any issue may be issued in the form of one or more Global Securities. Preferred Securities of any issue will no longer be eligible to be represented in the form of a Global Security and will be registered in definitive form if one of the following events occurs:

     - if at any time the depositary notifies the applicable Trust that it is unwilling or unable under the Securities Exchange Act of 1934 and other applicable law to continue as depositary or if at any time it will no longer be eligible, in each case if a successor depositary is not appointed within 90 days after the applicable Trust receives notice or becomes aware of this ineligibility; or

     - the applicable Trust, in its sole discretion, may determine that the Preferred Securities issued in the form of one or more Global Securities will no longer be represented by a Global Security.

     For more information regarding the issuance of global securities and the depositary arrangements for them, see below under the caption "Book-Entry Issuance" in this prospectus.

     REGISTRATION OF GLOBAL SECURITIES

     If the Preferred Securities are to be issued in the form of one or more Global Securities, then a Regular Trustee on behalf of the applicable Trust will execute and the Property Trustee will cause the Global Securities to be registered in the name of the depositary for these Global Securities or its nominee.

     REGISTRATION OF PREFERRED SECURITIES IN DEFINITIVE FORM

     Preferred Securities not represented by a Global Security which are issued in exchange for all or a part of a Global Security will be registered in such names and in such authorized denominations as the depositary, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Property Trustee. Upon execution and authentication, the Property Trustee will deliver the Preferred Securities not represented by a Global Security to the persons in whose names such definitive Preferred Securities are so registered. The Preferred Securities that are not initially represented by a Global Security may be exchanged or transferred for part of a Global Security pursuant to the instructions and procedures of the depositary.

     RELIANCE ON THE DEPOSITARY BY THE TRUSTS AND PROPERTY TRUSTEE

     In connection with each issue of Preferred Securities, the applicable Trust and Property Trustee may for all purposes, including the making of payments due on these Preferred Securities, deal with the depositary as the authorized representative of the holders of these Preferred Securities for the purpose of exercising the rights of these holders. The rights of the owner of any beneficial interest in a Global Security will be limited to those established by law and agreements between such owners and depository participants or Euroclear and Cedel; provided that no such agreement will give any rights to any Person against the applicable Trust or Property Trustee without the written consent of these parties.

     TRANSFER OF BENEFICIAL INTERESTS IN GLOBAL SECURITIES

     Global Securities may not be transferred as a whole except under the following circumstances:

     - by the depositary to a nominee of the depositary;

     - by a nominee of the depositary to the depositary or another nominee of the depositary; or

     - by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

     Interests of beneficial owners in a Global Security may be transferred or exchanged for Preferred Securities not represented by a Global Security and Preferred Securities not represented by a Global Security may be transferred or exchanged for Global Securities in accordance with rules of the depositary.

AMENDMENTS

     AMENDMENTS WITHOUT CONSENT OF HOLDERS OF PREFERRED SECURITIES

     Each declaration of trust may be amended without the consent of the holders of the Preferred Securities:

     - to cure any ambiguity;

     - to correct or supplement any provisions in the declaration of trust that may be defective or inconsistent with any other provision in the relevant declaration of trust;

     - to add to the covenants, restrictions or obligations of First Security, as sponsor of the Trusts;

     - to conform to any change in Rule 3a-5 under the Investment Company Act of 1940 or written change in interpretation or application of Rule 3a-5 under the Investment Company Act of 1940 by any legislative body, court, government agency or regulatory authority; or

     - to modify, eliminate or add to any provisions as necessary to the relevant declaration of trust to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Preferred Securities or Common Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act of 1940;

provided that any action described in this sentence may be taken only if it does not adversely affect in any material respect the rights of the holders of Preferred Securities or Common Securities.

     AMENDMENT WITH CONSENT OF HOLDERS OF PREFERRED SECURITIES AND COMMON SECURITIES

     Without the consent of each holder of the Preferred Securities and the Common Securities, the relevant declaration of trust may not be amended to:

     - change the amount or timing of any distribution of the Preferred Securities and the Common Securities or otherwise adversely affect the amount of any distribution required to be made on the Preferred Securities and the Common Securities;

     - restrict the right of a holder of Preferred Securities to institute suit for the enforcement of any payment owed on these securities; or

     - change the voting requirements and other provisions relating to amendments.

     Without the consent of 66 2/3% of the holders of outstanding Preferred Securities and Common Securities voting as a single class, the relevant declaration of trust may not be amended to:

     (1) adversely affect the powers, preferences or special rights of the Preferred Securities and the Common Securities; or

     (2) result in the dissolution, winding-up or termination of the applicable Trust other than pursuant to the terms of the relevant declaration of trust;

provided that, if any amendment or proposal referred to in clause (1) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal.

     AMENDMENTS WITH CONSENT OF HOLDERS OF COMMON SECURITIES

     Without the consent of the holders of a majority in liquidation amount of the Common Securities, the relevant declaration of trust may not be amended:

     - to change the provisions of each declaration of trust regarding the responsibilities of First Security, as sponsor of the Trusts, and its obligation under the Indenture, as borrower, to indemnify the Property Trustee and the Delaware Trustee and to pay the fees and expenses of the Trustees; or

     - to change the rights of the holders of the Common Securities to increase or decrease the number of, and appoint and remove Trustees.

     PROVISIONS THAT MAY NOT BE AMENDED

     Under no circumstances may the following provisions of the relevant declaration of trust be amended:

     - to cause the applicable Trust to be classified other than as a grantor trust for United States federal income tax purposes;

     - to reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act of 1939; and

     - to cause the applicable Trust to be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940.

MEETINGS OF THE HOLDERS OF SECURITIES

     MEETINGS

     The Regular Trustees of any issue of Preferred Securities may call a meeting of the holders of the securities on any matter on which these securities are entitled to act under the relevant declaration of trust. In addition, the holders of at least 10% in liquidation amount of issue of Preferred Securities may direct the Regular Trustees to call such a meeting. The Regular Trustees are required to give notice of any such meeting at least 7 days but not more than 60 days before the date of that meeting. The Regular Trustees, in their sole discretion, will establish all other provisions relating to meetings of holders of Preferred Securities not stated below.

     ACTION BY WRITTEN CONSENT

     Whenever a vote, consent or approval of the holders of Preferred Securities is permitted or required, that vote, consent or approval may be given at the meeting. Any action that may be taken at a meeting of these holders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders owning not less than the minimum amount of Preferred Securities in liquidation amount that would be necessary to authorize or take such action at the meeting itself.

     PROXIES

     Each holder of a Preferred Security may authorize any person to act for it by proxy on all matters but proxies will not be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy will be revocable at the pleasure of the holder of Preferred Securities executing the proxy. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies will be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the applicable Trust were a Delaware corporation and the holders of the Preferred Securities were stockholders of a Delaware corporation.

GOVERNING LAW

     Each declaration of trust and the related Preferred Securities will be governed by and construed in accordance with the laws of the State of Delaware.

                         DESCRIPTION OF THE GUARANTEES

     The following description of the terms and provisions of the Guarantees summarizes certain general terms that will apply to each Guarantee that First Security delivers in connection with a series of Preferred Securities. This description is not complete, and we refer you to the form of the guarantee agreement, a copy of which we filed as an exhibit to the registration statement of which this prospectus is a part.

     When a Trust sells a series of its Preferred Securities, First Security will execute and deliver a guarantee of that series of Preferred Securities (we refer to each guarantee as a "Guarantee") under a Guarantee Agreement for the benefit of the holders of these Preferred Securities. Only one guarantee will be issued by First Security in connection with the issuance of Preferred Securities by the applicable Trust. Each Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The First National Bank of Chicago will act as indenture trustee (which we refer to as the "Guarantee Trustee") under each Guarantee Agreement. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the Preferred Securities of the applicable Trust.

SPECIFIC TERMS OF THE GUARANTEES

     Except as stated in the applicable prospectus supplement, First Security will irrevocably and unconditionally agree to pay in full the following payments or distributions on each corresponding series of Preferred Securities, to the extent that they are not paid by, or on behalf of, the applicable Trust:

     - any accumulated and unpaid distributions required to be paid on the Preferred Securities, to the extent that the applicable Trust has sufficient funds available for those payments at the time;

     - the redemption price regarding any Preferred Securities called for redemption, to the extent that the applicable Trust has sufficient funds available for those redemption payments at such time; and

     - upon a voluntary or involuntary dissolution, winding up or liquidation of the applicable Trust, unless the corresponding series of Junior Subordinated Debentures are distributed to holders of the Preferred Securities, the lesser of:

          - the total liquidation amount of the Preferred Securities and all accumulated and unpaid distributions on them to the date of payment; and

          - the amount of assets of the applicable Trust remaining available for distribution to holders of the Preferred Securities.

     First Security's obligation to make the payments described above under the Guarantee may be satisfied by direct payment of the required amounts by First Security to the holders of the applicable Preferred Securities or by causing the applicable Trust to pay such amounts to these holders. In addition, First Security's obligation to make the payments described above will exist regardless of any defense, right of setoff or counterclaim that the applicable Trust may have or assert.

     Each Guarantee will apply only to the extent that the applicable Trust has sufficient funds available to make the required payments. If First Security does not make interest payments on the Junior Subordinated Debentures held by the applicable Trust, then the Trust will not be able to pay distributions on the Preferred Securities issued by the Trust and will not have funds legally available for these payments.

NATURE OF THE GUARANTEE

     First Security will, through the relevant declaration of trust, the Guarantee, the Junior Subordinated Debentures and the Indenture, taken together, fully and unconditionally guarantee the applicable Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the applicable Trust's obligations under the Preferred Securities.

     Each Guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against First Security to enforce its rights under a Guarantee without first instituting a legal proceeding against any other person or entity. In addition, each Guarantee will not be discharged except by payment of the amounts due under it in full to the extent they have not been paid by the applicable Trust or upon distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in exchange for all of these Preferred Securities.

SUBORDINATION OF COMMON SECURITIES

     First Security will also irrevocably and unconditionally guarantee the obligations of the applicable Trust regarding that Trust's Common Securities to the same extent as its guarantee of the applicable Preferred Securities, except that upon the occurrence and the continuation of a Trust Enforcement Event regarding the applicable Trust, holders of these Preferred Securities will have priority over holders of the Common Securities regarding distributions and payments on liquidation, redemption or otherwise.

RANKING

     Each Guarantee will constitute an unsecured obligation of First Security and will rank subordinate and junior in right of payment to all other liabilities of First Security to the same extent as the Junior Subordinated Debentures.

     The Guarantees will not place a limitation on the amount of additional senior debt that may be incurred by First Security.

CERTAIN COVENANTS OF FIRST SECURITY

     In general, First Security will covenant in each Guarantee that, so long as any Preferred Securities issued by a Trust remain outstanding, if

     - there shall have occurred any event of default under the Indenture regarding the applicable series of Junior Subordinated Debentures;

     - First Security shall be in default regarding its payment of any obligations under the related Guarantee; or

     - First Security shall have given notice of its election to defer interest payments on the Junior Subordinated Debentures, as described below under the caption "Description of the Junior Subordinated Debentures -- Option to Defer Interest" and First Security shall not have rescinded that notice or begun making such payments, then First Security will not, and will not permit any subsidiary to, do the following:

     - to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of First Security's capital stock; or

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of First Security that rank on a par with or junior to the Junior Subordinated Debentures or make any payments regarding any guarantee by First Security of the debt securities of any subsidiary of First Security if such guarantee ranks on a par with or junior to these Junior Subordinated Debentures.

     At any time, however, First Security may do the following:

     - pay dividends or make distributions on common stock of First Security;

     - make payments under the applicable Guarantee made by First Security regarding Preferred Securities of the applicable Trust;

     - declare a dividend in connection with the implementation of a shareholders' rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan; and

     - purchase common stock related to the issuance of common stock or rights under any of First Security's benefit plans.

AMENDMENTS

     Unless otherwise specified in the applicable prospectus supplement, each Guarantee may be amended under the following two circumstances:

     - regarding changes to the Guarantee that do not materially adversely affect the rights of holders of the applicable Preferred Securities, no consent of such holders will be required; and

     - all other amendments to the Guarantee may not be made without the prior approval of the holders of not less than a majority of the total liquidation amount of the outstanding Preferred Securities to which the Guarantee relates.

     The manner of obtaining the necessary approvals to amend a Guarantee are the same as for holders of the Preferred Securities, which are described above under "Description of the Preferred Securities -- Meetings of the Holders of Securities".

ASSIGNMENT

     All guarantees and agreements contained in a Guarantee will bind the successors, assigns, receivers, trustees and representatives of First Security and will inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT AND REMEDIES

     An event of default under a Guarantee will occur upon the failure of First Security to perform any of its payment or other obligations under it.

     The holders of not less than a majority in total liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee regarding the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     If the Guarantee Trustee fails to enforce a Guarantee, then any holder of the corresponding series of Preferred Securities may institute a legal proceeding directly against First Security to enforce the Guarantee Trustee's rights under that Guarantee, without first instituting a legal proceeding against the applicable Trust that issued the Preferred Securities, the Guarantee Trustee or any other person or entity.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by First Security in performance of a Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee. After a default under the Guarantee, which has not been cured or waived, that is actually known to a responsible officer of the Guarantee Trustee, the Guarantee Trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Preferred Securities to which the Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by such action.

TERMINATION OF THE GUARANTEES

     Each Guarantee will terminate upon any of the following events:

     - the full payment of the redemption price of all Preferred Securities of the applicable Trust;

     - the full payment of the amounts payable upon liquidation of the applicable Trust; or

     - the distribution of the Junior Subordinated Debentures held by the applicable Trust to the holders of the Preferred Securities of the Trust in exchange for all of the Preferred Securities of the Trust.

Each Guarantee will continue to be effective or will be reinstated, if at any time any holder of related Preferred Securities issued by the applicable Trust is required to restore payment of any sums paid under the applicable Preferred Securities or the Guarantee.

GOVERNING LAW

     The Guarantees will be governed by the laws of the State of New York, including any matters of interpretation under them.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     The following summary of the terms and provisions of the Junior Subordinated Debentures of First Security that will be issued and sold by First Security and purchased by the applicable Trust that issues a series of Preferred Securities. It is not complete, and we refer you to the Indenture and the form of the Junior Subordinated Debentures, which we filed as exhibits to the registration statement of which this prospectus is a part.

     Unless otherwise specified in the applicable prospectus supplement, each time that First Security issues a new series of Junior Subordinated Debentures that series will be issued under an Indenture between First Security and The First National Bank of Chicago, as Indenture Trustee (which we refer to as the "Indenture Trustee"). The Indenture provides for the issuance from time to time of Junior Subordinated Debentures in an unlimited dollar amount and an unlimited number of series. Only one series of the Junior Subordinated Debentures will be issued by each Trust in connection with the issuance of Preferred Securities by that Trust.

     Unless the applicable prospectus supplement states otherwise, First Security will issue each new series of Junior Subordinated Debentures in a total principal amount equal to the total liquidation amount of the Preferred Securities that the applicable Trust sells to the public plus the total amount of Common Securities that the applicable Trust sells to First Security. Concurrently with the issuance of the Preferred Securities, the applicable Trust will invest the proceeds from that issuance and the consideration paid by First Security for the Common Securities in the corresponding series of Junior Subordinated Debentures issued by First Security. Unless the applicable prospectus supplement states otherwise, the interest payment provisions for the Junior Subordinated Debentures will correspond to the distribution provisions of the corresponding series of Preferred Securities.

SPECIFIC TERMS OF EACH SERIES

     Each time that First Security issues and sells a new series of Junior Subordinated Debentures to the applicable Trust, the prospectus supplement relating to that new series will specify the particular amount, price and other terms of these securities. These terms will include:

     - the title of the Junior Subordinated Debentures of the series, which will distinguish the Junior Subordinated Debentures of the series from all other Junior Subordinated Debentures;

     - the limit, if any, upon the total principal amount of the Junior Subordinated Debentures of the series which may be issued;

     - the maturity or the method of determining the maturity;

     - the rate or rates, if any, at which the Junior Subordinated Debentures of the series will bear interest, if any, the rate or rates and extent to which interest on overdue amounts, if any, will be payable in respect of any Junior Subordinated Debentures of the series;

     - the interest payment dates and the record dates for the interest payable on any interest payment date or the method by which any of the foregoing will be determined;

     - the place or places where the principal of and premium, if any, and interest on the Junior Subordinated Debentures of the series will be payable, the place or places where the Junior Subordinated Debentures of the series may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon First Security regarding the Junior Subordinated Debentures of the series may be made;

     - the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Junior Subordinated Debentures of the series may be redeemed, in whole or in part, at the option of First Security;

     - the obligation or the right, if any, of First Security to redeem, repay or purchase the Junior Subordinated Debentures of the series pursuant to any sinking fund, amortization or analogous provisions or upon the happening of a specified event, or at the option of a holder of that security, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Junior Subordinated Debentures of the series will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

     - the denominations in which any Junior Subordinated Debentures of the series will be issuable, if other than denominations of $25 and any integral multiple thereof;

     - if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures of the series will be payable, or in which the Junior Subordinated Debentures of the series will be denominated;

     - the additions, modifications or deletions, if any, in the events of default described under the caption "-- Events of Default" below or covenants of First Security described in this prospectus or the applicable prospectus supplement regarding the Junior Subordinated Debentures of the series;

     - if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures of the series that will be payable upon declaration of acceleration of the maturity of the Junior Subordinated Debentures;

     - the additions or changes, if any, to the Indenture regarding the Junior Subordinated Debentures of the series as will be necessary to permit or facilitate the issuance of the Junior Subordinated Debentures of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     - any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures of the series or the manner in which the amounts will be determined;

     - whether the Junior Subordinated Debentures of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or the portion of the Junior Subordinated Debentures of the series and provisions for the exchange of the temporary global security for definitive Junior Subordinated Debentures of the series;

     - whether any Junior Subordinated Debentures of the series will be issuable in whole or in part in the form of one or more global securities and, in the case, the respective depositaries for the global securities, the form of any legend or legends which will be borne by any global security, if applicable;

     - the appointment of any Paying Agent or Agents for the Junior Subordinated Debentures of the series;

     - the terms of any right to convert or exchange Junior Subordinated Debentures of the series into any other Junior Subordinated Debentures or other securities or property of First Security, and the additions or changes, if any, to the Indenture regarding the Junior Subordinated Debentures of the series to permit or facilitate the conversion or exchange;

     - the relative degree, if any, to which the Junior Subordinated Debentures of the series will be senior to or be subordinated to other series of Junior Subordinated Debentures in right of payment, whether the other series of Junior Subordinated Debentures are outstanding or not; and

     - any other terms of the Junior Subordinated Debentures of the series (which terms will not be inconsistent with the provisions of the Indenture).

RANKING

     Unless otherwise stated in the applicable prospectus supplement, each series of Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all senior debt of First Security.

SUBORDINATION

     First Security's obligations under the Junior Subordinated Debentures will be subordinate to all existing and future senior debt of First Security. In addition, the Junior Subordinated Debentures will be effectively subordinated to all existing and future obligations of First Security's subsidiaries. First Security's obligations under the Guarantees are subordinated to the same extent as the Junior Subordinated Securities. This means that First Security cannot make any payments on the Junior Subordinated Debentures or the Guarantees if First Security is in default on any of its senior debt.

     In addition, in the event of the bankruptcy, liquidation or dissolution of First Security, its assets must be used to pay off its senior obligations in full before any payments may be made on the Junior Subordinated Debentures or the Guarantees. As of December 31, 1998, First Security had outstanding senior debt of approximately $609 million. The Indenture, the Guarantees and the declaration of trusts do not limit First Security's ability to incur additional senior debt. For more information, see above under the caption "-- Ranking" in this section and below under the caption "Description of the Guarantees -- Ranking" in this prospectus.

     As a holding company, First Security's assets primarily consist of the equity securities of its subsidiaries. As a result, its cash flow and consequent ability to service its debt, including the Junior Subordinated Debentures, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to First Security, or upon loans or other payments of funds by those subsidiaries to First Security. First Security's subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any interest or principal on the Junior Subordinated Debentures or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends by First Security's subsidiaries is contingent upon the earnings of those subsidiaries and is subject to various business considerations in addition to the requirements of federal bank and other regulators and contractual restrictions.

     In addition, since the Junior Subordinated Debentures will be obligations of a holding company, the ability of holders of the Junior Subordinated Debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     Unless stated otherwise in the applicable prospectus supplement, First Security may dissolve and liquidate a Trust and, thereafter, the Property Trustee would distribute to holders of the corresponding Preferred Securities and Common Securities the Junior Subordinated Debentures of the series that that Trust had held as its sole asset. If the Property Trustee distributes the Junior Subordinated Debentures to the holders of the Preferred Securities and the Common Securities upon the dissolution and liquidation of that Trust, then the Junior Subordinated Debentures will be issued in denominations of $25 principal amount and integral multiples thereof. First Security anticipates that the Junior Subordinated Debentures would be distributed in the form of one or more global securities and that DTC, or any successor depositary for the Preferred Securities, would act as depositary for the Junior Subordinated Debentures. The depositary arrangements for the Junior Subordinated Debentures would be substantially the same as those in effect for the Preferred Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters for the Preferred Securities, see the caption below under "Book-Entry Issuance" in this prospectus.

OPTION TO DEFER INTEREST PAYMENTS

     OPTION TO DEFER INTEREST PAYMENTS

     Unless otherwise stated in the applicable prospectus supplement, First Security will have the right to defer interest payments on the Junior Subordinated Debentures for up to five years of consecutive interest payment periods if the Junior Subordinated Debentures are not in default, but the deferral of interest payments cannot extend beyond the maturity date of the series of Junior Subordinated Debentures. During the deferral period, interest will continue to accrue on the Junior Subordinated Debentures, compounded on the same periodic basis upon which interest otherwise accrues and deferred interest payments will accrue additional interest. No interest will be due and payable on the Junior Subordinated Debentures until the end of the deferral period except upon a redemption of the Junior Subordinated Debentures during a deferral period.

     First Security may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period, or on any redemption date, First Security will be obligated to pay all accrued and unpaid interest. Once First Security pays accrued and unpaid interest on the Junior Subordinated Debentures, it will again be able to defer interest payments on the Junior Subordinated Debentures as described above.

    CERTAIN LIMITATIONS DURING A DEFERRAL PERIOD

     During any deferral period, neither First
Security or any of its subsidiaries will be permitted to:

     - pay a cash dividend or make any other payment or distribution on First Security's capital stock;

     - redeem, purchase or make a liquidation payment on any of First Security's capital stock;

     - make an interest, principal or premium payment, or repay, repurchase or redeem, any of First Security's Junior Subordinated Debentures that rank equal with or junior to the Junior Subordinated Debentures; or

     - make any guarantee payment regarding any guarantee by First Security of Junior Subordinated Debentures of any of its subsidiaries, if the guarantee ranks equal with or junior to the Junior Subordinated Debentures.

     However, at any time, including during a deferral period, First Security will be permitted to:

     - pay dividends or distributions in additional shares of its capital stock;

     - make payments under the Guarantee of the series of the Preferred Securities and the Common Securities;

     - declare or pay a dividend in connection with the implementation of a shareholders' rights plan, or issue stock under such a plan or repurchase such rights; and

     - purchase common stock for reissuance pursuant to an employee benefit, dividend reinvestment or stock repurchase plan, or for issuance in an acquisition transaction that was entered into prior to the commencement of that deferral period.

     NOTICE PROVISIONS

     If the Property Trustee is the sole holder of the Junior Subordinated Debentures, First Security will give the applicable Trust, the applicable Regular Trustees and Property

Trustee notice if it decides to defer interest payments on the Junior Subordinated Debentures. First Security will give that notice one business day before the earlier of:

     - the next date distributions on the Preferred Securities are payable; or

     - the date the applicable Trust is required to give notice to the New York Stock Exchange (or any other applicable self-regulatory organization) or to holders of the corresponding series of Preferred Securities of the record date or the date any distribution is payable, but in any event at least one business day before the record date.

     The Regular Trustees will give notice to the holders of Preferred Securities if First Security decides to defer interest payments on the Junior Subordinated Debentures.

     If the Property Trustee is not the sole holder of the Junior Subordinated Debentures, First Security will give the holders notice of any deferral period ten business days prior to the earlier of:

     - the next interest payment date; or

     - the date First Security is required to give notice to the New York Stock Exchange (or any other applicable self-regulatory organization) or to holders of the Junior Subordinated Debentures of the record date or payment, date of any related interest payment, but in any event at least two business days prior to the record date.

COVENANTS

     LIMITATION ON CERTAIN PAYMENTS

     First Security will covenant that, so long as any Preferred Securities issued by a Trust remain outstanding, if

     - there will have occurred any event of default under the Indenture;

     - First Security will be in default regarding its payment of any obligations under its Guarantee regarding the Trust; or

     - First Security will have given notice of its election of to defer interest payments, as described above under "-- Option to Defer Interest and Notices", or such deferral period or any extension of it will be continuing;

then First Security will not, and will not permit any subsidiary to:

     - declare or pay any cash dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of First Security's capital stock; or

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any Junior Subordinated Debentures of First Security that rank on a par with or junior in interest to such Junior Subordinated Debentures;

     - or make any guarantee payments regarding any guarantee by First Security of the Junior Subordinated Debentures of any subsidiary of First Security if such guarantee ranks on a par with or junior in interest to such Junior Subordinated Debentures.

     However, at any time, including during a deferral period, First Security may do the following:

     - pay dividends or distributions in common stock of First Security;

     - make payments under the applicable Guarantee made by First Security in respect of the Preferred Securities of the applicable Trust;

     - make any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; and

     - purchase common stock related to the issuance of common stock or rights under any of First Security's benefit plans.

     CERTAIN AFFIRMATIVE COVENANTS

     First Security will covenant to:

     - maintain directly or indirectly 100% ownership of the Common Securities of the applicable Trust;

     - cause the applicable Trust to remain a Delaware business trust and not to voluntarily dissolve, windup, liquidate or be terminated, except as permitted by the relevant declaration of trust;

     - use its commercially reasonable efforts to ensure that the trust will not be an "investment company" for purposes of the Investment Company Act of 1940; and

     - take no action that would be reasonably likely to cause the trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

    LIMITATION ON CONSOLIDATION, MERGER AND CERTAIN SALES

     First Security may not consolidate with or merge into any other entity or sell or lease its properties and assets substantially as an entirety to any entity, unless:

     - the resulting entity shall be a corporation, partnership or trust organized under U.S. law;

     - the resulting entity assumes First Security's obligations under the Junior Subordinated Debentures and the Indenture;

     - there would be no event of default under the Indenture immediately after giving effect to the transaction; and

     - in the case of the Junior Subordinated Debentures of a series held by a Trust, the consolidation, merger, conveyance, transfer or lease is permitted under the relevant declaration of trust and the Guarantee and does not give rise to any breach or violation of these documents.

     NO EVENT RISK COVENANT

     In addition, the Indenture does not contain any covenants that provide holders of Junior Subordinated Debentures protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction involving First Security, which may adversely affect holders of Junior Subordinated Debentures.

DENOMINATIONS

     The Junior Subordinated Debentures will be issuable only in registered form, without coupons, and only in denominations of $25 and any integral multiples thereof, unless the applicable prospectus supplement states otherwise.

EVENTS OF DEFAULT, ACCELERATION, RESCISSION OF ACCELERATION AND WAIVERS

     EVENTS OF DEFAULT

     An event of default regarding any series of Junior Subordinated Debentures under the Indenture is any one of the following events:

     - default in the payment of interest, including interest on overdue amounts, for a period of 30 days, subject to First Security's right to defer interest payments as described above under the caption "-- Option to Defer Interest Payments" in this section;

     - default in the payment of the principal of or premium, if any;

     - default in the performance, or breach, in any material respect, of any covenant or warranty of First Security for a period of 90 days after notice to First Security by the Indenture Trustee or to First Security and the Indenture Trustee by holders of at least 25% in principal amount of the outstanding Junior Subordinated Debentures of that series;

     - certain events of bankruptcy, insolvency and reorganization of First Security; or

     - any other event of default pertaining to the particular series of Junior Subordinated Debentures.

     ACCELERATION

     If an event of default of the Junior Subordinated Debentures occurs and is continuing, then the Indenture Trustee or the holders of at least 25% in total principal amount of the outstanding Junior Subordinated Debentures will have the right to declare the principal and the interest due on these securities to be due and payable immediately. If, upon such an event of default, the Indenture Trustee or holders of at least 25% of the total principal amount of the outstanding Junior Subordinated Debentures fail to declare the payment of all amounts on these securities to be due and payable immediately, then the holders of at least 25% in total liquidation amount of the Preferred Securities then outstanding will have the right to declare these amounts due and payable immediately.

     RESCISSION OF ACCELERATION

     At any time after a declaration of acceleration, as described in the preceding paragraph, has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, then the holders of a majority in total principal amount of the outstanding Junior Subordinated Debentures may rescind the declaration of acceleration if both of the following events have occurred:

     - First Security has paid or deposited with the Indenture Trustee amounts sufficient to pay the sum of:

          (1) all overdue interest;

          (2) the principal that has become due, other than by acceleration, and interest on it at the rate borne by the Junior Subordinated Debentures;

          (3) interest on overdue interest at the rate borne by the Junior Subordinated Debentures, to the extent that that rate of interest is lawful; and

          (4) all amounts paid or advanced by the Indenture Trustee and its and its counsel's reasonable fees and expenses; and

     - all events of default regarding that series of Junior Subordinated Debentures have been cured or waived as described below under the caption "-- Waiver".

If the holders of the Junior Subordinated Debentures fail to rescind the declaration of acceleration, then the holders of a majority in total liquidation amount of the Preferred Securities will have that right.

     WAIVERS

     In certain cases, the holders of a majority in principal amount of the outstanding series of Junior Subordinated Debentures may, on behalf of the holders of all Junior Subordinated Debentures of that series, waive any past default or event of default regarding that series or compliance with certain provisions of the Indenture. The following defaults may not, however, be waived:

     - default in the payment of the principal of and premium or interest on any of that series which has not been cured until that time; or

     - a default regarding a covenant or provision of the Indenture which cannot be modified or amended,

without the consent of the holder of each outstanding Debt Security of the series affected.

     Notwithstanding the rights of the holders the Junior Subordinated Debentures to waive certain events of default, covenants and other provisions, as described above, the holders of at least a majority of the total liquidation amount of the outstanding Preferred Securities will be required to waive any event of default or compliance with any covenant under the Indenture.

AGREEMENT BY PURCHASERS OF CERTAIN TAX
     TREATMENT

     Each Junior Subordinated Debenture will provide that First Security and, by its acceptance of the Junior Subordinated Debenture, or a beneficial interest therein, the other holders of that Junior Subordinated Debenture intend that the security constitutes debt and agrees to treat it as debt for United States federal, local and state tax purposes.

SATISFACTION AND DISCHARGE

     At First Security's request, the Indenture will terminate as to the Junior Subordinated Debentures of any series (except as to any surviving rights of registration of transfer or exchange of Junior Subordinated Debentures) when either:

     - all the Junior Subordinated Debentures of that series have been delivered to the Indenture Trustee for cancellation; or

     - all the Junior Subordinated Debentures of that series have become due and payable, will become due and payable at their maturity within one year or are to be called for redemption within one year and First Security has deposited with the Indenture Trustee funds sufficient to make all remaining interest and principal payments on the Junior Subordinated Debentures of that series.

AMENDMENTS

     AMENDMENTS WITHOUT CONSENT OF HOLDERS

     Without the consent of each holder of the Junior Subordinated Debentures, First Security and the Indenture Trustee may enter into one or more supplemental indentures to do the following:

     - to evidence the succession of another party to First Security and the assumption by that party of the covenants of First Security under the Indenture;

     - to add to the covenants of First Security for the benefit of the holders of the Junior Subordinated Debentures;

     - to cure any ambiguity, to correct or supplement any provision of the Indenture which may be inconsistent with any other or to make any other provision which regarding matters or questions under the Indenture; provided that any such supplemental indenture may not materially adversely affect the interests of the holders of the Junior Subordinated Debentures or the related Preferred Securities; or

     - to comply with the requirements of the SEC to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939.

     AMENDMENTS WITH CONSENT OF HOLDERS

     Without the consent of each holder of an outstanding Junior Subordinated Debenture, First Security and the Indenture Trustee may not amend the Indenture to effect the following changes to the terms and provisions of the Junior Subordinated Debentures:

     - to change their maturity;

     - to change or reduce the principal amount due;

     - to change the interest rate on or any installment of interest due;

     - to change the place of payment or the currency in which payment is due;

     - to impair the right to sue for enforcement of any such payment on or after the maturity or redemption date of the Junior Subordinated Debentures;

     - to modify the subordination provisions in a manner adverse to the holders of the Junior Subordinated Debentures;

     - to reduce the outstanding principal amount of Junior Subordinated Debentures that is required for any supplemental indenture or the waiver of defaults or Events of Default; or

     - to modify this section regarding amendments or the provisions regarding the waiver of past defaults;

provided that no such modifications may be made that adversely affects the holders of the Preferred Securities.

     AMENDMENTS WITHOUT CONSENT OF HOLDERS
     OF PREFERRED SECURITIES

     Without the consent of each of the holders of Preferred Securities, no amendment may be made to the Indenture that adversely affects the rights of these holders to directly institute a proceeding against First Security for the enforcement of the payment of interest of or principal on the Junior Subordinated Debentures in the amount of such holders' total liquidation amount of Preferred Securities.

PAYMENTS AND PAYING AGENTS

     At the option of First Security, interest on any series of Junior Subordinated Debentures may be paid:

     - by check mailed to the address of the Person entitled thereto as it will appear on the Junior Subordinated Debentures Register of the series or

     - by wire transfer in immediately available funds at the place and to the account as designated by the person entitled to such payment.

     Initially, the Paying Agent will be The First National Bank of Chicago. First Security may change the Paying Agent and may perform that role or have one of its subsidiaries act as Paying Agent.

REGISTRATION, TRANSFER AND EXCHANGE

     The Indenture Trustee will keep a security register to register the Junior Subordinated Debentures and to register the transfer and exchanges of Junior Subordinated Debentures for each Trust. Holders of Junior Subordinated Debentures may register the transfer of a security upon surrender of the security thus exchanged or transferred. Holders of Junior Subordinated Debentures of any series may exchange their securities for an equal principal amount of other Junior Subordinated Debentures of different authorized denominations of the same series and with the same terms. First Security will not charge a fee to holders of Junior Subordinated Debentures for any transfer or exchange of these securities, but First Security may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

MUTILATED, DESTROYED, LOST AND STOLEN
     SECURITIES

     First Security will replace any mutilated, destroyed, lost or stolen Junior Subordinated Debenture in exchange for a new Junior Subordinated Debenture of the same series of like tenor and principal amount and other terms. Upon the issuance of any new security, First Security may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the fees and expenses of the Trustee, connected with it.

INFORMATION REGARDING THE INDENTURE TRUSTEE

     The Indenture Trustee, other than during the occurrence and continuance of a default by First Security under the Indenture, undertakes to perform only such duties as are specifically set forth in the Indenture. After a default under the Indenture, which has not been cured or waived, that is actually known to a responsible officer of the Indenture Trustee, the Indenture Trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by an Indenture at the request of any holder of Junior Subordinated Debentures unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by such action.

GOVERNING LAW

     The Indenture will be governed by the laws of the State of New York, including any matters of interpretation under them.

                              BOOK-ENTRY ISSUANCE

     We have summarized below certain terms relating to the book-entry facilities of the depositary for the Preferred Securities. To the extent that this summary is inconsistent with the book-entry provisions and description of the Preferred Securities in the accompanying prospectus supplement, you should rely on the description in the accompanying prospectus supplement.

     The Preferred Securities of each series will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that each time a Trust issues a new series of Preferred Securities, it will not issue physical certificates that represent ownership of the Preferred Securities to the purchasers of these securities. Rather, the Preferred Securities will be represented by one or more global securities. Each global security will be issued to DTC, or its nominee, and held by or on behalf of DTC, or its nominee. DTC will keep a computerized record of its participants (for example, a broker) whose clients have purchased the Preferred Securities. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees and their successors may transfer a global security as a whole to one another.

     In the event that Junior Subordinated Debentures are distributed to holders of the corresponding series of Preferred Securities and Common Securities, as described under "Description of the Junior Subordinated
Debentures -- Distribution of Junior Subordinated Debentures" in this prospectus, those Junior Subordinated Debentures would be represented by one or more global securities. The book-entry and depositary arrangements for these securities would be substantially similar to those described below for the Preferred Securities.

RECORDS OF BENEFICIAL INTERESTS

     Beneficial interests in a global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants. DTC has provided the Trusts and First Security with the information that follows. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (which it terms its "direct participants") deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates in definitive form. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

     DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     When you purchase Preferred Securities through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the Preferred Securities on DTC's records. When you purchase the Preferred Securities, you will be the beneficial owner. Your ownership interest will only be recorded on the direct (or indirect) participants' records. DTC will have no knowledge of your individual ownership of the Preferred Securities. DTC's records only show the identity of the direct participants and the amount of the

Preferred Securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. Instead you will receive these from your direct (or indirect) participant. As a result, the direct (or indirect) participants are responsible for keeping accurate account of the securities holdings of their customers like you.

WIRING OF PAYMENTS

     Each time that a Trust issues a new series of Preferred Securities, the Property Trustee will wire payments on the Preferred Securities to DTC's nominee. First Security, the Trust and the Property Trustee will treat DTC's nominee as the owner of each global security for all purposes. As a result, First Security, the Trust, the Property Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security.

REDEMPTION

     Any redemption notices will be sent by First Security and the Trust directly to DTC, who will, in turn, inform the direct participants (or the indirect participants), who will then contact you as a beneficial holder. If less than all of the Preferred Securities are being redeemed, DTC will proportionally allot the amount of the interest of each direct participant to be redeemed.

     It is DTC's current practice, upon receipt of any payment of distributions or liquidation amount, to credit direct participants' accounts on the payment date based on their holding of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with Preferred Securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests. However, payments will be the responsibility of the participants and not of DTC, the Property Trustee, First Security or the Trust.

EXCHANGES

     Preferred Securities represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

     - DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the Trust within 90 days; or

     - the Trust decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

     If the book-entry only system is discontinued, the Property Trustee will keep the registration books for the Preferred Securities of each Trust at its corporate office.

EUROCLEAR AND CEDEL

     Links have been established among DTC, Cedel and Euroclear, to facilitate the initial issuance of the Preferred Securities and cross-market transfers of the Preferred Securities associated with secondary market trading.

     Although DTC, Cedel and Euroclear have agreed to the procedures provided below in order to facilitate transfers of the Preferred Securities among their participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Cedel and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (which we refer to as the "U.S. depositaries"), which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

     When Preferred Securities are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser must send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. Cedel or Euroclear, as the case may be, will instruct the relevant U.S. depositary to receive the Preferred Securities against payment. Payment will then be made by such U.S. depositary to the DTC participant's account against delivery of the Preferred Securities. After settlement has been completed, the Preferred Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel participant's or Euroclear participant's account. Credit for the Preferred Securities will appear on the next day (in European time).

     Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Preferred Securities to the relevant U.S. depositary for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

     Due to time zone differences in their favor, Cedel participants or Euroclear participants may employ their customary procedures for transactions in which Preferred Securities are to be transferred by the respective clearing system through the relevant U.S. depositary to another DTC participant. The seller must send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct its U.S. depositary to credit the Preferred Securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Cedel participant or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

YEAR 2000 PROBLEM

     DTC's management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third-party vendors from whom DTC licenses software and hardware, and third-party vendors on whom DTC relies for information of the provision of services, including telecommunications and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to impress upon them the importance of such service being Year 2000 compliant and determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

                                 ERISA MATTERS

     First Security may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended (which we refer to as "ERISA"), and a "disqualified person" under corresponding provisions of the Code, regarding certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code. Any employee benefit plan proposing to invest in the Preferred Securities should consult with its legal counsel.

                              PLAN OF DISTRIBUTION

     The Trusts may sell their Preferred Securities in any of three ways:

     - through underwriters;

     - through agents; or

     - directly to a limited number of institutional purchasers or to a single purchaser.

     The prospectus supplement for each series of Preferred Securities will describe that offering, including:

     - the name or names of any underwriters;

     - the purchase price and the proceeds to us from that sale;

     - any underwriting discounts and other items constituting underwriters' compensation;

     - any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

     - any securities exchanges on which the Securities of that series may be listed.

UNDERWRITERS

     If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase Preferred Securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the Preferred Securities of a series if any are purchased.

     The Preferred Securities will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of Preferred Securities for whom they may act as agent. Underwriters may sell Preferred Securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     We may authorize underwriters to solicit offers by certain types of institutions to purchase Preferred Securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell Preferred Securities pursuant to these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

AGENTS

     We may also sell Preferred Securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of the Preferred Securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the prospectus supplement.

DIRECT SALES

     We may sell Preferred Securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of Preferred Securities.

INDEMNIFICATION

     We may indemnify underwriters, dealers or agents who participate in the distribution of Preferred Securities against certain liabilities, including liabilities under the Securities Act of 1933, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

NO ASSURANCE OF LIQUIDITY

     Each series of Preferred Securities will be a new issue of securities with no established trading market. Any underwriters that purchase Preferred Securities from us may make a market in these Preferred Securities. The underwriters will not be obligated, however, to make such a market and may discontinue market-making at any time without notice to holders of the Preferred Securities. As a result, we cannot assure you that there will be liquidity in the trading market for any Preferred Securities of any series.

NASD REQUIREMENTS

     The underwriting and agency arrangements for any offering of the Capital Securities will comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (which we refer to as the "NASD") regarding an NASD member firm's participating in distributing its affiliate's securities.

                                 LEGAL OPINIONS

     Certain matters of Delaware law relating to the validity of the Preferred Securities of each Trust will be passed upon for the Trusts and First Security by Richards, Layton & Finger, P.A., Wilmington, Delaware. The validity of the Junior Subordinated Debentures and the Guarantees will be passed upon for First Security and the Trusts by Ray, Quinney & Nebeker, Salt Lake City, Utah, and, unless otherwise specified in the applicable prospectus supplement, for any underwriters or agents by Simpson Thacher & Bartlett, New York, New York. Ray, Quinney & Nebeker and Simpson Thacher & Bartlett will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger, P.A., and Simpson Thacher & Bartlett will rely as to matters of Utah law on the opinion of Ray, Quinney & Nebeker. Certain United States federal income taxation and other regulatory matters also will be passed upon for First Security and the Trusts by Ray, Quinney & Nebeker.

     Alonzo W. Watson, who is Assistant Secretary of First Security is a member of the firm Ray, Quinney & Nebeker. A daughter of the Chairman and Chief Executive Officer of First Security is also a member of Ray, Quinney & Nebeker. At December 31, 1998, attorneys at Ray, Quinney & Nebeker, together with their immediate families, beneficially owned less than 5% of the outstanding shares of common stock of First Security.

                                    EXPERTS

     The consolidated financial statements as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 incorporated in this prospectus by reference from First Security's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemization of all fees and expenses incurred or expected to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All but the Securities and Exchange Commission registration fee are estimates and remain subject to future contingencies.


Securities and Exchange Commission registration fee.........  $  139,000
NASD fee....................................................      30,500
New York Stock Exchange listing fee.........................     540,000
Legal fees and expenses.....................................      40,000
Accounting fees and expenses................................     120,000
Trustees' fees and expenses.................................      48,000
Rating Agency fees..........................................     250,000
Blue Sky fees and expenses..................................      15,000
Printing and engraving fees and expenses....................     150,000
Miscellaneous fees and expenses.............................       2,500
                                                              ----------
     Total..................................................  $1,335,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation law of Delaware (the "DGCL") contains detailed provisions on indemnification of directors and officers of the State of Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

     The Certificate of Incorporation of First Security Corporation provides for indemnification of directors and officers to the full extent permitted or allowed by the laws of the State of Delaware, as such laws exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than permitted or allowed by Section 145 of the DGCL). The registrant also insures its officers and directors to the full extent permitted by Section 145 of the DGCL.

     The Declaration of each Trust also provides that First Security shall indemnify the Property Trustee or any of its affiliates, the Delaware Trustee or any of its affiliates, or any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee and the Delaware Trustee (each, a "Fiduciary Indemnified Person") for, and hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under such Declaration.

     The Declaration of Trust of each Trust (the "Declaration") also provides that First Security will indemnify, to the full extent permitted by law, any Regular Trustee, affiliate of any Regular Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee or any affiliate thereof; or any officer, employee or agent of such Trust or its affiliates (each, a "Debenture Issuer Indemnified Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such Trust) by reason of the fact that he is or was a debenture Issuer Indemnified Person against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Trust, and, regarding any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Debenture Issuer Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of such Trust, and, regarding any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Declaration also provides that First Security shall indemnify, to the full extent permitted by law, any Debenture Issuer Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Debenture Issuer Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Debenture Issuer Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration further provides that expenses (including attorneys' fees) incurred by a Debenture Issuer Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by First Security in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Debenture Issuer Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by First Security as authorized in the Declaration.

     Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder will provide for indemnification of First Security and its officers and directors who signed this registration statement by the underwriters or agents, as the case may be, against certain liabilities including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------
Exhibit 1(a)*    Form of Underwriting Agreement.
Exhibit 4(a)*    Indenture, dated as of March 30, 1999, relating to the
                 Junior Subordinated Debentures to be entered by and between
                 First Security Corporation and The First National Bank of
                 Chicago, as Indenture Trustee.
Exhibit 4(b)*    Form of Guarantee Agreement to be entered by and between
                 First Security Corporation, as Guarantor, and The First
                 National Bank of Chicago, as Guarantor Trustee, for the
                 benefit of the holders of Preferred Securities.
Exhibit 4(c)*    Form of Junior Subordinated Debenture (included in Article 2 of Exhibit 4(a) hereto).
Exhibit 4(d)*    Certificate of Trust of First Security Capital II.
Exhibit 4(e)*    Certificate of Trust of First Security Capital III.
Exhibit 4(f)*    Certificate of Trust of First Security Capital IV.
Exhibit 4(g)*    Certificate of Trust of First Security Capital V.
Exhibit 4(h)*    Declaration of Trust of First Security Capital II.
Exhibit 4(i)*    Declaration of Trust of First Security Capital III.
Exhibit 4(j)*    Declaration of Trust of First Security Capital IV.
Exhibit 4(k)*    Declaration of Trust of First Security Capital V.
Exhibit 4(l)*    Form of Amended and Restated Declaration of Trust (included as Annex B to Exhibit 4(a) hereto).
Exhibit 4(m)*    Form of Preferred Security Certificate (included as Exhibit
                 A to Exhibit 4(l) hereto).
Exhibit 5(a)*    Opinion of Richards, Layton & Finger, P.A. as to the
                 validity of the Preferred Securities of First Security
                 Capital II.
Exhibit 5(b)*    Opinion of Richards, Layton & Finger, P.A. as to the
                 validity of the Preferred Securities of First Security
                 Capital III.
Exhibit 5(c)*    Opinion of Richards, Layton & Finger, P.A. as to the
                 validity of the Preferred Securities of First Security
                 Capital IV.
Exhibit 5(d)*    Opinion of Richards, Layton & Finger, P.A. as to the
                 validity of the Preferred Securities of First Security
                 Capital V.
Exhibit 5(e)*    Opinion of Ray, Quinney & Nebeker as to the validity of the
                 Guarantee of each of First Security Capital II, First
                 Security Capital III, First Security Capital IV and First
                 Security Capital V.
Exhibit 8*       Opinion of Ray, Quinney & Nebeker regarding certain tax
                 matters (included in Exhibit 5(e) hereto).
Exhibit 12(a)*   Computation of Ratio of Earnings to Fixed Charges.
Exhibit 12(b)*   Computation of Ratio of Earnings to Combined Fixed Charges
                 and Preferred Dividends.
Exhibit 23(a)*   Consent of Richards, Layton & Finger, P.A. (included in
                 Exhibit 5(a) hereto).
Exhibit 23(b)*   Consent of Richards, Layton & Finger, P.A. (included in
                 Exhibit 5(b) hereto).
Exhibit 23(c)*   Consent of Richards, Layton & Finger, P.A. (included in
                 Exhibit 5(c) hereto).
Exhibit 23(d)*   Consent of Richards, Layton & Finger, P.A. (included in
                 Exhibit 5(d) hereto).

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------
Exhibit 23(e)*   Consent of Ray, Quinney & Nebeker (included in Exhibit 5(e)
                 hereto).
Exhibit 23(f)*   Consent of Ray, Quinney & Nebeker (included in Exhibit 8
                 hereto).
Exhibit 23(g)*   Consent of Deloitte & Touche LLP.
Exhibit 24(a)**  Powers of Attorney (included on page II-6 of this
                 Registration Statement).
Exhibit 25(a)*   Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended ("Form T-1"), of
                 The First National Bank of Chicago to act as trustee with
                 respect to the Junior Subordinated Debentures and Guarantees of First Security Corporation.
Exhibit 25(b)*   Form T-1 of The First National Bank of Chicago, as trustee, with respect to the Capital Securities of First Security
                 Capital II.
Exhibit 25(c)*   Form T-1 of The First National Bank of Chicago, as trustee, with respect to the Preferred Securities of First Security
                 Capital III.
Exhibit 25(d)*   Form T-1 of The First National Bank of Chicago, as trustee, with respect to the Preferred Securities of First Security
                 Capital IV.
Exhibit 25(e)*   Form T-1 of The First National Bank of Chicago, as trustee, with respect to the Preferred Securities of First Security
                 Capital V.

-------------------------

 * To be filed by amendment.

** Filed herewith.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, First Security Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, the State of Utah, on March 30, 1999.

                                      FIRST SECURITY CORPORATION

                                      By: /s/ MORGAN J. EVANS
                                         ---------------------------------------
                                          Name:  Morgan J. Evans
                                          Title:   President and Chief Operating
                                          Officer

                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints A. Robert Thorup and R. Gary Winger severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement and any and all amendments to this Registration Statement of the Registrant, together with all schedules and exhibits thereto, and to file the same with all scheduled exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, severally, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof, all on March 30, 1999.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on March 30, 1999.

                     SIGNATURE                                            TITLE
                     ---------                                            -----

               /s/ SPENCER F. ECCLES                 Chairman of the Board and Chief Executive
---------------------------------------------------    Officer (Chief Executive Officer)
                 Spencer F. Eccles

                 /s/ BRAD D. HARDY                   Executive Vice President and Chief Financial
---------------------------------------------------    Officer (Principal Financial and Accounting
                   Brad D. Hardy                       Officer)

                /s/ MORGAN J. EVANS                  President and Chief Operating Officer
---------------------------------------------------
                  Morgan J. Evans

               /s/ JAMES C. BEARDALL                 Director
---------------------------------------------------
                 James C. Beardall

                /s/ RODNEY H. BRADY                  Director
---------------------------------------------------
                  Rodney H. Brady

                /s/ JAMES E. BRUCE                   Director
---------------------------------------------------
                  James E. Bruce

               /s/ THOMAS D. DEE II                  Director
---------------------------------------------------
                 Thomas D. Dee II

             /s/ DR. DAVID P. GARDNER                Director
---------------------------------------------------
               Dr. David P. Gardner

                /s/ ROBERT H. GARFF                  Director
---------------------------------------------------
                  Robert H. Garff

                /s/ JAY DEE HARRIS                   Director
---------------------------------------------------
                  Jay Dee Harris

               /s/ ROBERT T. HEINER                  Director
---------------------------------------------------
                 Robert T. Heiner

               /s/ KAREN H. HUNTSMAN                 Director
---------------------------------------------------
                 Karen H. Huntsman

                /s/ G. FRANK JOKLIK                  Director
---------------------------------------------------
                  G. Frank Joklik

                     SIGNATURE                                            TITLE
                     ---------                                            -----
                 /s/ B. Z. KASTLER                   Director
---------------------------------------------------
                   B. Z. Kastler

             /s/ DR. J. BERNARD MACHEN               Director
---------------------------------------------------
               Dr. J. Bernard Machen

               /s/ JOSEPH G. MALOOF                  Director
---------------------------------------------------
                 Joseph G. Maloof

          /s/ MICHELE PAPEN-DANIEL, PH.D.            Director
---------------------------------------------------
            Michele Papen-Daniel, Ph.D.

                /s/ SCOTT S. PARKER                  Director
---------------------------------------------------
                  Scott S. Parker

               /s/ JAMES L. SORENSON                 Director
---------------------------------------------------
                 James L. Sorenson

               /s/ HAROLD J. STEELE                  Director
---------------------------------------------------
                 Harold J. Steele

               /s/ JAMES R. WILSON                   Director
---------------------------------------------------
                 James R. Wilson

     Pursuant to the requirements of the Securities Act of 1933, First Security Capital II and First Security Capital III each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, the State of Utah, on March 30, 1999.

                                      FIRST SECURITY CAPITAL II

                                      By: /s/ BRAD D. HARDY
                                         ---------------------------------------
                                          Name: Brad D. Hardy
                                          Title:  Trustee

                                      By: /s/ SCOTT C. ULBRICH
                                         ---------------------------------------
                                          Name: Scott C. Ulbrich
                                          Title:  Trustee

                                      By: /s/ DAVID R. WILSON
                                         ---------------------------------------
                                          Name: David R. Wilson
                                          Title:  Trustee

                                      FIRST SECURITY CAPITAL III

                                      By: /s/ BRAD D. HARDY
                                         ---------------------------------------
                                          Name: Brad D. Hardy
                                          Title:  Trustee

                                      By: /s/ SCOTT C. ULBRICH
                                         ---------------------------------------
                                          Name: Scott C. Ulbrich
                                          Title:  Trustee

                                      By: /s/ DAVID R. WILSON
                                         ---------------------------------------
                                          Name: David R. Wilson
                                          Title:  Trustee

     Pursuant to the requirements of the Securities Act of 1933, First Security Capital IV and First Security Capital V each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, the State of Utah, on March 30, 1999.

                                      FIRST SECURITY CAPITAL IV

                                      By: /s/ BRAD D. HARDY
                                         ---------------------------------------
                                          Name: Brad D. Hardy
                                          Title: Trustee

                                      By: /s/ SCOTT C. ULBRICH
                                         ---------------------------------------
                                          Name: Scott C. Ulbrich
                                          Title:  Trustee

                                      By: /s/ DAVID R. WILSON
                                         ---------------------------------------
                                          Name: David R. Wilson
                                          Title:  Trustee

                                      FIRST SECURITY CAPITAL V

                                      By: /s/ BRAD D. HARDY
                                         ---------------------------------------
                                          Name: Brad D. Hardy
                                          Title:  Trustee

                                      By: /s/ SCOTT C. ULBRICH
                                         ---------------------------------------
                                          Name: Scott C. Ulbrich
                                          Title:  Trustee

                                      By: /s/ DAVID R. WILSON
                                         ---------------------------------------
                                          Name: David R. Wilson
                                          Title:  Trustee

                                 EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
-----------     -----------
Exhibit 1(a)*   Form of Underwriting Agreement.
Exhibit 4(a)*   Indenture, dated as of March 30, 1999, relating to the
                Junior Subordinated Debentures to be entered by and between
                First Security Corporation and The First National Bank of
                Chicago, as Indenture Trustee.
Exhibit 4(b)*   Form of Guarantee Agreement to be entered by and between
                First Security Corporation, as Guarantor, and The First
                National Bank of Chicago, as Guarantor Trustee, for the
                benefit of the holders of Preferred Securities.
Exhibit 4(c)*   Form of Junior Subordinated Debenture (included in Article 2 of Exhibit 4(a) hereto).
Exhibit 4(d)*   Certificate of Trust of First Security Capital II.
Exhibit 4(e)*   Certificate of Trust of First Security Capital III.
Exhibit 4(f)*   Certificate of Trust of First Security Capital IV.
Exhibit 4(g)*   Certificate of Trust of First Security Capital V.
Exhibit 4(h)*   Declaration of Trust of First Security Capital II.
Exhibit 4(i)*   Declaration of Trust of First Security Capital III.
Exhibit 4(j)*   Declaration of Trust of First Security Capital IV.
Exhibit 4(k)*   Declaration of Trust of First Security Capital V.
Exhibit 4(l)*   Form of Amended and Restated Declaration of Trust (included as Annex B to Exhibit 4(a) hereto).
Exhibit 4(m)*   Form of Preferred Security Certificate (included as Exhibit
                A to Exhibit 4(l) hereto).
Exhibit 5(a)*   Opinion of Richards, Layton & Finger, P.A. as to the
                validity of the Preferred Securities of First Security
                Capital II.
Exhibit 5(b)*   Opinion of Richards, Layton & Finger, P.A. as to the
                validity of the Preferred Securities of First Security
                Capital III.
Exhibit 5(c)*   Opinion of Richards, Layton & Finger, P.A. as to the
                validity of the Preferred Securities of First Security
                Capital IV.
Exhibit 5(d)*   Opinion of Richards, Layton & Finger, P.A. as to the
                validity of the Preferred Securities of First Security
                Capital V.
Exhibit 5(e)*   Opinion of Ray, Quinney & Nebeker as to the validity of the
                Guarantee of each of First Security Capital II, First
                Security Capital III, First Security Capital IV and First
                Security Capital V.
Exhibit 8*      Opinion of Ray, Quinney & Nebeker regarding certain tax
                matters (included in Exhibit 5(e) hereto).
Exhibit 12(a)*  Computation of Ratio of Earnings to Fixed Charges.
Exhibit 12(b)*  Computation of Ratio of Earnings to Combined Fixed Charges
                and Preferred Dividends.
Exhibit 23(a)*  Consent of Richards, Layton & Finger, P.A. (included in
                Exhibit 5(a) hereto).
Exhibit 23(b)*  Consent of Richards, Layton & Finger, P.A. (included in
                Exhibit 5(b) hereto).
Exhibit 23(c)*  Consent of Richards, Layton & Finger, P.A. (included in
                Exhibit 5(c) hereto).
Exhibit 23(d)*  Consent of Richards, Layton & Finger, P.A. (included in
                Exhibit 5(d) hereto).
Exhibit 23(e)*  Consent of Ray, Quinney & Nebeker (included in Exhibit 5(e)
                hereto).

EXHIBIT NO.     DESCRIPTION
-----------     -----------
Exhibit 23(f)*  Consent of Ray, Quinney & Nebeker (included in Exhibit 8 hereto).
Exhibit 23(g)*  Consent of Deloitte & Touche LLP.
Exhibit
  24(a)**       Powers of Attorney (included on page II-6 of this
                Registration Statement).
Exhibit 25(a)*  Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended ("Form T-1"), of
                The First National Bank of Chicago to act as trustee with
                respect to the Junior Subordinated Debentures and Guarantees of First Security Corporation.
Exhibit 25(b)*  Form T-1 of The First National Bank of Chicago, as trustee, with respect to the Capital Securities of First Security
                Capital II.
Exhibit 25(c)*  Form T-1 of The First National Bank of Chicago, as trustee, with respect to the Preferred Securities of First Security
                Capital III.
Exhibit 25(d)*  Form T-1 of The First National Bank of Chicago, as trustee, with respect to the Preferred Securities of First Security
                Capital IV.
Exhibit 25(e)*  Form T-1 of The First National Bank of Chicago, as trustee, with respect to the Preferred Securities of First Security
                Capital V.

-------------------------
 * To be filed by amendment.

** Filed herewith.